**FORMAL BID**

**FOR:**

# DISTILLATION & DEHYDRATION SYSTEM

**UNIVERSITY OF FLORIDA**

**CELLULOSIC ETHANOL PILOT PLANT – UF-319**

**Perry, Florida**

**By**

**Greenbelt Resources Corporation**

**Original Submission: June 16, 2010**
**Final Submission: April 29, 2011**

**Contact:**
**Darren Eng**
**CEO|President**
**Greenbelt Resources Corporation | Diversified Ethanol**
darren@greenbeltresources.com
**Main Office: 888-995-GRCO**
**Mobile: 310-567-4844**

## Table of Contents

## Preface

Since the date of the original submission of this bid on June 16, 2010 further correspondence between all of the involved parties has resulted in a number of updates to the original bid. Those updates are discussed, highlighted and explained in the pages of the Bid Addendum A which have been added as the final few pages of this package. In addition, new hand-written insertions on select pages have been added and scanned for duplication mostly for the purpose of indicating that certain terms and even some of the previously handwritten changes may be subject to or superseded by the new terms or specifications noted in the Bid Addendum A. And the terms of the Technical Support and Monitoring Services agreement were modified to mutual agreement. But for the most part however, this bid remains largely unchanged from its original state. This package has been reassembled with updated pagination and submitted in triplicate hard-copy with section dividers and written initials on each page.

June 17, 2010

Greetings Bid Review Committee:

Greenbelt Resources Corporation is pleased to present this proposal for the design, construction, delivery, installation and subsequent ongoing monitoring and technical support of a Distillation and Dehydration System for the University of Florida, Cellulosic Ethanol Plant – UF-319. This bid package includes: a general description, the summary of work, a delivery and pricing schedule, preliminary engineering diagrams specified in section 7 of the bid specs, and other documentation as requested in the original bid.

A few points of interest noted below for which there is no proper area of inclusion in the formal bid are: a) a discussion on the use of membrane technology for the dehydration portion of the system, b) the similarity of the proposed system to the size of the existing Greenbelt Pilot Plant, c) the timing of this bid with Greenbelt technology development plans; and d) Greenbelt's Ongoing Monitoring and Technical Support Service.

Benefits of using Membrane vs. Molecular Sieve

An explanation of how the membrane works is provided in the next section after this letter within the Process Description. Greenbelt has successful utilized membrane technology in the past for the purpose of dehydrating ethanol produced by what is effectively a micro version of the Greenbelt distillation plant. Results indicate a substantial energy savings on a per gallon basis once the system has obtained equilibrium.

Whereas a conventional distillation/dehydration process is energy intensive requiring energy in distillation, reflux, and regeneration of the molecular sieve unit, much less energy is required with a membrane unit attached instead. The resulting energy savings are based on the fact that a membrane system requires only two percent of the ethanol to be recirculated as compared to 15-30% in other systems such a molecular sieve. Plus the membrane does not require regeneration since it is a continuous flow. Greenbelt believes using the membrane unit instead of molecular sieve may translate into a potential energy savings of up to 40% with the system proposed.

Plant Size

The bid specifications request a plant size of 60,000 annual proof gallons per year. Greenbelt currently operates a Pilot Plant in Paso Robles, California which has a capacity of 70,000 annual proof gallons per year. The size of the distillation system for our existing plant is effectively the

same as requested and the design proposed includes improvements on the existing design based on experience with the current installation.

Road Map

Greenbelt's current Pilot Plant was designed to conduct pilot studies to test a wide variety of feedstocks for the production of ethanol. Presently it does not include a dehydration system as the originally intended use of the plant did not require expending the extra energy and money to obtain the desired results from its feedstock testing. Moreover, we were awaiting the results of the test installation using the membrane on the micro version of our plant to determine the potential for adding the membrane to our Pilot sized system. At the time we received the invitation to bid on this project, we had engaged in discussions with the vendor to add membrane technology to our pilot system with the prospect of a dedicated off-take agreement pending. Given that our pilot plant has effectively the same size system as the system specified in this bid, we would be conducting our installation of the membrane on our system concurrently with that of the one included in this bid. Thus, any lessons learned in one case will certainly help inform the work being conducted in the other.

Ongoing Monitoring and Technical Support

To help ensure the quality control of the output of any Greenbelt system, Greenbelt utilizes a proprietary, state-of-the-art process control system that includes a touch screen interface with the unit as well as the ability for the system to connect to the internet allowing for continuous remote data collection and monitoring of system operations. Greenbelt has included within this bid pricing, a discounted rate for one year of monitoring and remote technical support service. The service is typically part of our warranty agreement and is extendable for an additional fee after the first year of service.

The Ongoing Monitoring service includes the following features:

- a password protected web interface for remote access to and control of the system controls and collected data;
- automated monitoring of the system with customizable alert levels; and
- automated notification alerts to select individuals via mobile device to inform appropriate technicians of any conditions designed to trigger an alert.

In the event the system determines that an alert level has been exceeded, the technician will receive an alert sent to his mobile device prompting him to login to check the system.

In the event of a problem, a Greenbelt technician will be available by telephone to provide support to whomever is on the ground at the site. The standard terms and conditions of our Monitoring Service are included as part of this bid package.

*    *    *

We are excited of the prospective opportunity to work with all of the entities involved with this project given the many potential synergies we can form. We understand and look forward to exploring other deployments of the membrane system with other existing clients of Ford Bacon and Davis. We anticipate the development of a strong working relationship with Whiting Turner in providing strong customer service to the client both administratively as well as technically. Our contacts in Florida optimistically envision a number of other projects with the University of Florida. And we understand there is a strong political will within the various agencies in the State of Florida to grow successfully on the back of its past experiments with biofuels, thus far to varying success.

Please feel free to contact me directly at the information provided below or Floyd Butterfield at floydb@diversifiedethanol.com should you have any questions about the content of this proposal.

Sincerely,

Greenbelt Resources Corporation

Darren Eng
CEO | President
darren@greenbeltresources.com
mobile: 310-567-4844

# Process Description for the Proposed Diversified Ethanol Distillation and Dehydration Plant University of Florida

The process is presented graphically in the accompanying Process Flow Diagram (PFD).

## General Summary

In general, beer containing ethanol is pumped into the system which heats the beer and then separates the alcohol from the other components; first as a result of differing heats of vaporization, and then as a result of differing molecule size. Throughout the system are a series of feedback loops for the purpose of heat exchanges that provide substantial energy conservation once the system reaches equilibrium. The entire process is controlled with a state-of-the-art, user friendly, remote controllable, internet-connected process control system.

## Detailed Summary

Beer, at approximately 2% ethanol content, is pumped from the beer well by a variable-speed beer pump at a maximum rate of 3,256 pounds per hour. The beer pump speed is controlled by process-control software. The PFD shows the beer traveling through the "beer/permeate heat exchanger" and the "beer/ethanol heat exchanger". These heat exchangers preheat the incoming beer and condense some of the permeate or ethanol vapors exiting the respective membrane. If the beer is available at 205F as the bid specifications call for, then these two heat exchangers may be eliminated or bypassed, since the beer would not provide any cooling.

The beer next passes through the "beer/stillage heat exchanger", again to provide beer preheat and to cool the outgoing stillage. This heat exchanger may also be eliminated or bypassed for the same reason.

The preheated beer enters the stripping column through a beer feed nozzle and then travels down through plates within the stripping column. The liquid in the base of the column is heated to its boiling point by means of a reboiler, a heat exchanger that is supplied with steam. The steam heating rate is controlled by process control software, and the liquid level in the column base is maintained by a level controller affecting the speed of the variable-speed stillage pump.

The heat supplied to the stripper column base causes the ethanol vapor to move upward through the stripping column, into the base of the rectifying column, and then out the top of the rectifying column. The vapor is continuously enriched in ethanol as it moves upward and exits the rectifier at a proof controlled by process control software, but at a maximum proof of approximately 190. This vapor is then superheated and enters the membrane.

The "membrane" is basically a bundle of hollow fibers and the vapor is directed to flow within each fiber (See image below). A vacuum is applied to the outer surface of the fibers, causing the smaller water vapor molecules (the permeate) to selectively pass through the wall of the fibers while the concentrated ethanol vapor exits the fibers at the opposing end. The ethanol product is cooled through a series of heat exchangers, including an ethanol/air heat exchanger and an ethanol/water heat exchanger. The ethanol/air heat exchanger provides the bulk of the cooling, while the ethanol/water heat exchanger provides a stable product temperature, less affected by fluctuating climatic conditions. The permeate stream follows these same multi-stage cooling steps.



The permeate is captured in the permeate tank and returned to the appropriate place in the rectifying column by the permeate pump. The ethanol product is captured in the reflux drum, and a portion is returned to the rectifying column by the variable-speed reflux pump to control the proof supplied to the membrane. This process is controlled automatically by the process control software. The portion not returned to the column is the ethanol product.

Diversified's user-friendly, proprietary, process control system utilizes state-of-the-art sensors and controls, and computer hardware and software to automatically control all operations of the system. It accumulates operating data, stores it for later reference, and displays it graphically. The user is provided with a touch-screen interface. All sensor information and all controls can be accessed remotely through a password-protected web interface.

PURCHASE ORDER

# THE WHITING-TURNER CONTRACTING CO.

No. 12569-11B
Date 4/26/11

Address Reply to: 5405 West Cypress Street, Suite 109
Tampa, FL 33607

---

TO Greenbelt Resources Corporation
1601 Southcross Drive West
Burnsville, MN 55306

REMITTANCE ADDRESS, IF DIFFERENT
Same As Above

(HEREIN REFERRED TO AS SELLER)

SHIP TO UF Ethanol Pilot Plant Jobsite
FL Buckeye Plant c/o Whiting-Turner
Perry, FL 32348

PROJECT Cellulosic Ethanol Pilot Plant

OWNER University of Florida

CONTRACT NO 12569-11B

TERMS Net 30

DELIVERY DATE See attached schedule

Via Best Way F.O.B. Jobsite

---

The materials to be furnished and/or work to be performed by the Seller shall be as specified and in accordance with Drawings and Specifications prepared by Ford, Bacon & Davis, LLC. Dated 01/29/2010
Entitled Y7275-PE-002 Specification for Distillation & Dehydration System. See Exhibit H for additional project documents.

| QUANTITY | DESCRIPTION | UNIT PRICE | TOTAL |
|---|---|---|---|
| | Please refer to attached Exhibits A, B, C, E, G, H, J, K, L & M.<br><br>THIS SUBCONTRACTOR IS RESPONSIBLE TO COORDINATE ALL PHASES OF THIS WORK WITH WHITING-TURNER, THOUGH THE UNIVERSITY OF FLORIDA IS PURCHASING THIS EQUIPMENT. MORE SPECIFICALLY, ALL SHOP DRAWINGS, SUBMITTALS, FABRICATION, DELIVERY & INSTALLATION SUPERVISION IS TO BE DIRECTLY COORDINATED WITH THE WHITING-TURNER CONTRACTING COMPANY. INVOICES ARE TO BE SENT TO UF, CARE OF WHITING-TURNER FOR APPROVAL AND PROCESSING. TERMS & CONDITIONS SHALL BE AS PER THIS P.O.<br><br>**IMPORTANT:** Read all terms on the back of this Order. Such terms and those set out on the face of the Order, upon acceptance by the Seller, constitute the Agreement between the parties. | | |

SELLER:

_______________________

BY: _______________________
SIGNATURE

_______________________
PRINTED NAME AND TITLE

DATE: _______________________

BUYER:

The Whiting-Turner Contracting Company

BY: _______________________
SIGNATURE

Brent A. Voyles, Vice President
PRINTED NAME AND TITLE

DATE: _______________________

RETURN COPY INDICATING YOUR ACCEPTANCE

substantially in

for a period of one (1) year after

**ARTICLE 1.** **Drawings/Specifications**, Seller agrees to furnish all materials and perform in a workmanlike manner to the satisfaction of Owner Buyer and Architect and/or Engineer all work as described on the other side of this Purchase Order. Seller expressly warrants that such materials and work will be ~~in exact~~ accordance with this Order and with the General Conditions, Special Conditions, Contract Drawings and Specifications, pertaining to the Construction Contract, so far as applicable to this Order. Such warranty shall survive delivery and shall not be deemed waived either by reason of Buyer's acceptance of said materials or articles or by payment for them. Any deviations from this Order or specifications furnished hereunder, or any other exceptions or alterations must be approved in writing by Buyer.

**ARTICLE 2.** **Owner Approval**. This Purchase Order is to be contingent upon the Owner approving the Seller as Supplier. Without such approval, it will be of no effect.

**ARTICLE 3.** **Payments/Release of Liens**. All prices will be paid in current funds; subject to additions and deductions for changes as may be agreed upon in writing. Payments shall be made in accordance with the payment terms on the other side hereof, but only for work actually performed or materials actually delivered in full conformance with the requirements of this Purchase Order, the Specifications and all other contract documents, and payment shall be made only if Seller is in compliance with all of the terms of this Purchase Order. Seller agrees, upon request, to give Buyer a Release of Lien or of the Right to a Lien arising out of past, present, or future work on this Purchase Order on a form acceptable to Buyer and Owner, accompanied by such receipts or releases from Seller's material suppliers as may be requested by the Buyer or Owner, as a condition precedent for payment. Buyer shall have the right to apply funds otherwise due Seller hereunder to any other liabilities or obligations of Seller to Buyer arising from this transaction or from any other transaction or circumstance.

**ARTICLE 4.** **Owner Payment**. Buyer shall be under no obligation to make any payment to Seller except to the extent that Buyer has received funds from the Owner, such payment from the Owner being a condition precedent to any obligation of Buyer to Seller.

**ARTICLE 5.** **Changes/Termination**. Should Buyer require Seller to omit any work or make change or additions for the account of Owner as provided under the Construction Contract or Specifications, or should there be termination as provided by the Construction Contract, Seller agrees to an addition or deduction in this Purchase Order price, such to be arrived at in the manner provided for under the Construction Contract and Specification and Seller shall not in any instance, have any greater right against Buyer for such omissions, extra work or additional compensation than Buyer shall have against Owner.

**ARTICLE 6.** **Delivery in Lots**. Buyer shall have the right to demand all of the materials or articles described at one time during the period stated on this Purchase Order or in portions from time to time during that period.

**ARTICLE 7.** **Extra Charges**. No additional charges of any kind, including charges for boxing, packing, cartage, or other extras, will be allowed unless specifically agreed to in writing in advance by Buyer.

**ARTICLE 8.** **Responsibility for Materials**. All risk of loss or destruction, damage or theft of materials provided hereunder shall remain with Seller until physical delivery to and acceptance by Buyer at the delivery address noted on the front side hereof.

**ARTICLE 9.** **Cancellation**. Buyer shall have the right to cancel this Purchase Order, or any unperformed portion thereof, at any time in the event that Seller is in breach of any of its obligations hereunder, including (1) failure to perform work or provide materials by the delivery date, time being of the essence of this Purchase Order; (2) performance or delivery of nonconforming work or materials; (3) interference with or delay of Buyer's obligations to Owner; (4) Seller's breach of warranty; or (5) any other failure of Seller to comply with the provisions of this Purchase Order.

**ARTICLE 10.** **Inspection and Acceptance of Materials and Articles**. All materials and articles shall be received subject to Buyer's right of inspection and rejection. Materials or articles which are defective or are not in accordance with Buyer's specifications will be held by Buyer at Seller's sole risk until such time as they are removed by Seller. If inspection discloses that part of the materials or articles received are not in accordance with Buyer's specifications, Buyer shall have the right to cancel any unshipped portion of the Order. Payment for materials or articles prior to inspection shall not constitute acceptance thereof and will be without prejudice to any claims that Buyer may have against Seller.

**ARTICLE 11.** **Indemnification**. Seller shall indemnify and hold harmless Owner and Buyer from any liability for personal injury or property damage arising from the negligence of Seller, or its agents or employees, in connection with Seller's performance of its obligations under this Purchase Order.

**ARTICLE 12.** **Compliance with Laws and Codes**. All work performed or materials delivered by Seller hereunder shall be performed or provided in full compliance with all applicable laws and building codes and regulations.

**ARTICLE 13.** **Patents**. Seller warrants that no articles purchased hereunder infringe any letters patent granted by the United States and covenants and agrees to save harmless and protect Buyer, its successors, assigns, customers, and users of its product, against any claim or demand based upon such infringement, and after notice to appear and defend at its own expense any suits at law or in equity arising therefrom.

**ARTICLE 14.** **Equal Employment Opportunity**. The Seller agrees that it will not engage in discriminatory employment practices in violation of any Federal, State, or local law including any order or regulation of any agency authorized to enforce any such law. To the extent applicable, the Seller agrees to comply with Title VII of the Civil Rights Act of 1964, Executive Order 11246, and all additional orders, regulations, amendments, etc. pertaining thereto, including certification of nonsegregated facilities. The Seller agrees to furnish such additional information, certifications, and policies as may be required by the Contract Documents.

**ARTICLE 15.** **Handicapped, Veterans, Qualified Individuals with a Disability**. The Seller agrees to comply with all applicable rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act of 1974, and the Americans with Disabilities Act of 1990, and all additional orders, regulations, amendments, etc. pertaining thereto.

**ARTICLE 16.** **Occupational Safety and Health Acts**. Seller and Buyer agree that where applicable the standards prescribed by, or pursuant to, the Federal or any state Occupational Safety and Health Acts are incorporated herein.

**ARTICLE 17.** **Buyer's Remedies**. All remedies available to Buyer herein shall be in addition to and cumulative with any and all other remedies available to Buyer at law, in equity or otherwise.

**ARTICLE 18.** **Interpretation; Assignment**. This Agreement shall be construed according to the laws of the State of Maryland, without regard to principles of conflict of laws. This Agreement may not be assigned by Seller without Buyer's written consent.

6/17

# Attachment #2

# Specifications

UF | UNIVERSITY of FLORIDA

FB&D JOB NO. Y-7275

FB&D SPECIFICATION NO.

Y7275-PE-002

SPECIFICATION
FOR

ETHANOL DISTILLATION AND DEHYDRATION SYSTEM

**UF PILOT PLANT PROJECT**
**PERRY, FLORIDA**

**Ford, Bacon & Davis**
*A Limited Liability Company*

| Rev. | Date | Description | Pages | Originated | Checked | Reviewed | Approved |
|---|---|---|---|---|---|---|---|
| A | 12/07/09 | ISSUED FOR APPROVAL | ALL | SMW | MSM | TDF | DCG |
| B | 01/29/10 | ISSUED FOR BID | ALL | SMW | MSM | TDF | DCG |
| | | | | | | | |
| | | | | | | | |
| | | | | | | | |
| | | | | | | | |

# ETHANOL DISTILLATION AND DEHYDRATION

[Where noted, the hand-written edits of 6/17 are subject to the BA Item # indicated.]

## 1.0 SCOPE

This performance specification defines the process requirements for a biomass-to-ethanol distillation and dehydration system to separate ethanol from the fermentation beer. The source of biomass is ground bagasse or wood chips that is transferred to the pretreatment area, processed and then fermented into beer ready for distillation. The distillation and dehydration system shall produce ~~200~~ 198.8+ proof undenatured ethanol. The overall distillation and dehydration system shall be skid-mounted. The skid should include the beer column with trays, beer column reboiler, beer column bottoms pump, rectifying / stripping column with packing or trays, rectifying / stripping column reboiler, rectifying / stripping column bottoms pump, reflux condenser, reflux pump and tank, ~~molecular sieve~~ membrane superheater, ~~regeneration condenser, pump and tank, molecular sieves (2) with absorbent,~~ membrane unit, ethanol condenser and ~~molecular sieve~~ membrane vacuum pump or eductor. [BA Item 5]

## 2.0 EQUIPMENT, MATERIALS AND SERVICES BY VENDOR

The vendor will be responsible for determining the size and specific unit operations necessary to process the desired production rate and produce ethanol of the desired quality as specified in section 4.0. The vendor package will include the following:

2.1. Beer Stripping Column System including the following:

- Beer stripping column including trays.
- Beer stripping column reboiler, which will utilize saturated steam to provide heat to the column.
- Beer stripping column bottoms pumps including: 1) for recirculation (if necessary) through the reboiler, 2) for transferring the beer stripping column bottoms through a beer preheater (by others) and then to the lignin separation step (by others) and 3) condensate pump from the reboiler (if necessary).
- All necessary instrumentation for automatic control ~~from the Owner-supplied Programmable Logic Controller (PLC)~~. [BA Item 8]
- All piping necessary for the beer-stripping column to perform as required. Column and piping will be insulated for personnel protection and protected for outside service.

Electrical classification shall be Class 1 Division 2 Group D. The stripper column can be a vacuum, pressure or atmospheric column depending on the vendor's technology.

2.2. Rectifying/Stripping Column System including the following:

- Rectifying / Stripping Column. The column may be equipped with trays or packing (random or structured).
- Rectifying / Stripping column reboiler, which will utilize saturated steam to provide heat to the column.
- Rectifying / Stripper column pump for recirculating column bottoms through the reboiler and to transfer bottoms to the recycled water tank (by others).
- Two heat exchangers (either plate & frame or shell & tube) for: 1) condensing the rectifier overheads to create liquid for reflux and 2) superheater to preheat the vapors from the rectifying column before they go to the molecular sieves.
- All necessary instrumentation for automatic control ~~from the Owner-supplied PLC~~. BA Item 8
- All piping necessary for the Rectifying / Stripper column to perform as required. Column and piping will be insulated for personnel protection and protected for outside service.

Electrical classification shall be Class 1 Division 2 Group D. The Rectifying / Stripper column can be a vacuum, pressure or atmospheric column depending on the vendor's technology

2.3. Membrane ~~Molecular Sieve Bed~~ System including the following:

- Membrane Module – Replaceable ~~Molecular Sieve Beds – Two molecular sieve beds including adsorbent~~.
- Two heat exchangers (either plate & frame or shell & tube) for 1) condensing ~~regeneration~~ material from the membrane ~~molecular sieves~~ and directing it back to the rectifying column and 2) final product condenser from the membrane ~~molecular sieves~~.
- Vacuum pump or vacuum eductor for ~~regenerating the molecular sieves~~ operation of the membrane.
- All necessary instrumentation for automatic control ~~from the Owner-supplied PLC~~.
- All piping necessary for the membrane ~~molecular sieve beds~~ to perform as required. ~~Beds and~~ Piping will be insulated for personnel protection and protected for outside service.

BA Item 5

Electrical classification shall be Class 1 Division 2 Group D.

2.4. Additional Items to be Included

2.4.1. Control Valves and instruments associated with vendor equipment. This will include local instruments as well as field components.

2.4.2. Process control system. The vendor will (provide a fully automated proprietary process control system to ~~pre-wire all control elements for the distillation and dehydration system to an I/O panel mounted on the skid. The Owner will wire the I/O points from this panel to the plant PLC system, which will be provided by the Owner and will~~ control the operation of the distillation and dehydration system. BA Item 8

2.4.3. Structural steel associated with skid mounting the entire distillation and dehydration system, including any platforms and ladders.

2.4.4. Surface preparation and manufacturer's standard prime coating of all carbon steel equipment and piping surfaces.

2.4.5. Insulation clips on equipment where required.

2.4.6. Motors associated with equipment supplied with the system

2.4.7. CIP connections as required to maintain continuous and prolonged production of vendor's equipment and piping system.

2.4.8. All pressure relief and safety devices required to protect all equipment in vendor's package from process upsets caused by steam system failure, cooling water failure, power failure, instrument air failure, fire, etc.

2.4.9. Documentation, as outlined in Section 7.0 SUBMITTALS.

## 3.0 EQUIPMENT, MATERIALS AND SERVICES BY OWNER

3.1. The foundation and structure to support the vendor's equipment.

3.2. Process and utility piping to and from vendor's battery limits.

3.3. Beer well

3.4. Beer preheater heat exchanger.

3.5. Stripper Column bottoms receiver.

SPECIFICATION NO.
Y7275-PE-002

ETHANOL DISTILLATION AND DEHYDRATION

3.6. Reboiler (both Stripper Column and Rectifier) condensate collection tank.

3.7. Final product receiver from the Molecular Sieve condenser.

3.8. PLC and wiring from the PLC to the vendor's I/O panel.

## 4.0 PROCESS CONDITIONS / EQUIPMENT PERFORMANCE REQUIREMENTS

4.1. Beer feed composition is as follows:

| | Min. Feed Rate | Max. Feed Rate |
|---|---|---|
| Water (lbs/hr) | 2,714 | 2,985 |
| Insoluble Solids (lbs/hr) | 110 | 121 |
| Soluble Solids (lbs/hr) | 35 | 39 |
| Ethanol (lbs/hr) | 62 | 69 |
| Acetic Acid (lbs/hr) | 0 | 17 |
| Carbon Dioxide (lbs/hr) | 1 | 1 |
| Others (lbs/hr) | 22 | 24 |
| Total (lbs/hr) | 2,944 | 3,256 |
| Temperature | 205 °F | 205 °F |
| Viscosity (cp) | 5 | 5 |
| Density (lbs/cu.ft.) | 61.3 | 61.3 |
| Total Solids | 5.7 %wt | 5.7%wt |
| Percent Ethanol | 2.1 %wt | 2.1 %wt |
| Total Flow (gpm) | 6.2 | 6.8 |

Calculations on attached engineering documents assumed these #'s to be correct.

BA Item 3
BA Item 7

4.2. Undenatured Ethanol conditions leaving the system

| | Min. Prod. Rate | Max. Prod. Rate |
|---|---|---|
| Temperature (F) | 90 | 100 |
| Ethanol Proof | 200 | 200 |
| Total Flow (lbs/hr) | 62 | 69 |
| Total Flow (gpm) | 0.16 | 0.18 |

SPECIFICATION NO.
Y7275-PE-002

ETHANOL DISTILLATION AND DEHYDRATION

4.3. Stripper Column Bottoms conditions leaving the stripper column

| | Min. Bottoms Rate | Max. Bottoms Rate |
|---|---|---|
| Water (lbs/hr) | 2,660 ← ? | 2,926 ← ? |
| Insoluble Solids (lbs/hr) | 110 | 121 |
| Soluble Solids (lbs/hr) | 35 | 39 |
| Ethanol (lbs/hr) | 0 | 0 |
| Acetic Acid (lbs/hr) | 0 | 17 |
| Others (lbs/hr) | 22 | 24 |
| Total (lbs/hr) | 2,827 | 3,127 |
| Temperature (F) | By Vendor | By Vendor |
| Total Solids | 5.9 %wt | 5.96%wt |
| Total Flow (gpm) | 3.4 ← ? | 4.7 ← ? |

Please refer to attached engineering documents for numbers determined by our calculations for our system.

BA Item 3
BA Item 7
BA Item 6

4.4. SITE CONDITIONS

| | |
|---|---|
| Location | Perry, Florida |
| Elevation (approx.) | 42 feet above mean sea level |
| Barometric Pressure | 14.7 psia |
| Hist. Winter Min. Temp.. | 17 °F |
| Hist. Summer Max Temp. | 99 °F |
| Max Basic Wind Speed. | 120 mph (Building Code) |
| Seismic Zone | Zone 0 |

4.5. UTILITIES

4.5.1. High Pressure Steam — 167 psia (saturated)
374 F

4.5.2. Cooling Water — 80°F (supply)
90°F max (return)
10 psi, max allowable pressure drop @ design conditions

4.5.3. Plant Water — 72 °F

4.5.4. **Electrical Power:**

4.5.5. Motors — 480 Volt / 60 Hz / 3 Phase

| | | |
|---|---|---|
| 4.5.6. | Controls | 110 Volt |
| 4.5.7. | Instruments | Analog (4-20 ma @24 VDC)<br>Discrete (24 VAC)<br>Foundation Fieldbus |
| 4.5.8. | Instrument Air | 100 psig @ -40 °F dew point |

5.0 EQUIPMENT DETAILS

5.1. Pumps shall be centrifugal with mechanical seals or magdrive type pumps.

5.2. Sample ports shall be supplied and indicated by vendor.

5.3. All equipment shall be mounted on a single skid.

5.4. MATERIALS OF CONSTRUCTION

5.4.1. Unless otherwise specified, the following materials of construction and corrosion allowances shall be used for equipment:

| | Material | Corrosion Allowance |
|---|---|---|
| Beer Stripper Column | 304L SS | None |
| Rectifying Column | 304L SS | None |
| Molecular Sieves | 304L SS | None |
| Other Tanks/Vessels | 304L SS | None |
| Cooling / Chilled Water | Carbon Steel | 1/16" |
| Steam and Condensate | Carbon Steel | 1/16" |

5.4.2. Owner shall approve piping materials selected by vendor.

SPECIFICATION NO.
Y7275-PE-002

ETHANOL DISTILLATION AND DEHYDRATION

5.5. DESIGN PRESSURES AND TEMPERATURES

5.5.1. The temperatures and pressures below shall represent the minimum for equipment and piping supplied by the vendor:

| Service | Design Pressure | Design Temperature |
|---|---|---|
| High Pressure Steam | By Vendor (Note 1) | By Vendor |
| Utility Steam / Cond. | 15 psig / FV | 250 °F |
| Cooling Water | 100 psig | 300 °F |
| Pressure Vessels | psig / FV (Note 1) | 250 °F |

5.5.2. Note 1: Vessels shall be stamped for the MAWP corresponding to the maximum pressure allowed per ASME calculations. (Not less than 14.9 psig)

## 6.0 CODES AND STANDARDS

6.1. The following codes and standards shall apply:

| | |
|---|---|
| General | OSHA 1910.1 06 |
| Pressure Vessels | ASME Section VIII Div 1 (Indicate adder for ASME code stamp) |
| Heat Exchangers | TEMA C |
| Pumps | ANSI 73.1 |
| Piping | Client piping specifications – ANSI B31.1 (Vendor to list exceptions to Specs) |
| Pressure Relief Devices | ASME Section VIII Div 1<br>API RP 520 and API RP 521 |
| Electrical | Class I, Division 2, Group D |
| Paint System | According to SSPC Guidelines, Vendor Standard, approved by purchaser. |

## 7.0 SUBMITTALS

7.1. As a minimum, the following documentation will be supplied by vendor with the bid:

7.1.1. PFD and MATERIAL BALANCE – A process flow diagram and material balance indicating flow rates, conditions and properties for all streams.

7.1.2. UTILITY ESTIMATES – List of all utilities and their estimated normal, max and startup flow rates and conditions.

7.1.3. EQUIPMENT LIST – Equipment numbering shall conform to Owner's standards.

7.1.4. PRELIMINARY EQUIPMENT LAYOUT – A dimensioned layout of the equipment and major piping on the skid including the approximate weight of the skid, length, width and height of the skid and recommended operating and maintenance space requirements.

7.2. As a minimum, the following documentation will be supplied by vendor after purchase:

7.2.1. P & ID's – Detailed diagrams showing all equipment (including sizes, pressure and temperature rating and materials of construction) all lines (including sizes, pressure and temperature rating and materials of construction) and all instrumentation. P & ID's shall conform to Owner's standards and use Owner's standard symbols and legends.

7.2.2. EQUIPMENT DATA SHEETS

7.2.2.1. Vessel data sheets shall include a minimum of design temperature and pressure, operating temperature and pressure, overall dimensions, support dimensions, liquid levels (normal, high and low), nozzle location and a nozzle schedule with size, service, flange rating and type.

7.2.2.2. Heat Exchanger data sheets shall include a minimum of design temperature and pressure, process conditions (flow rates, pressure, temperature, pressure drops, thermal properties and fouling factors), TEMA type, heat transfer area, number of tubes, tube dimensions, pitch, number of passes, nozzle sizes and number.

7.2.2.3. Pump data sheets shall include, at a minimum, flow rate, type pump, pump model number, pump curve, TDH, Materials of construction, design temperature and pressure, and motor horsepower.

7.2.3. MOTOR LIST - shall identify motor type, horsepower, rpm, nameplate ratings, insulation class, frame size, enclosure type, and starter type.

7.2.4. DETAILED EQUIPMENT LAYOUT – A dimensioned layout of the skid, equipment and major piping including plan and elevation views.

7.2.5. PIPING AND VALVE MATERIALS OF CONSTRUCTION – including valve types for each service.

SBS 5/17

7.2.6. INSTRUMENTATION

7.2.6.1. A touch screen interface will be provided for the proprietary process control system with instruction manual. [BA Item 8]

7.2.6.2. The I/O list will include the instrument tag number, description, I/O type (digital / analog / input / output), signal level, and calibrated range.

7.2.6.3. The instrument list will provide a listing of all instruments including tag number, description, manufacturer and model number.

7.2.6.4. Instrument data sheets will provide the specifications for each instrument in the ISA standard format. Include all process data used to size and specify inline instrumentation.

7.2.6.5. Test procedures will include a step-by-step procedure to field verify all controls and instrumentation.

7.2.6.6. Documentation of the ~~logic~~ control philosophy and sequence of events, including start-up, operation and safe shutdown for the system~~, so that it can be programmed into the plant PLC system~~.

7.2.7. OPERATING PROCEDURES – Including a minimum of:

7.2.7.1. Detailed process description

7.2.7.2. Preparation for initial startup

7.2.7.3. Startup procedures

7.2.7.4. Normal operating description and parameters

7.2.7.5. Normal shutdown procedures

7.2.7.6. Emergency procedures

7.2.7.7. Detailed description (verbal and logic diagrams) of PLC controls [may be N/A] [BA Item 8]

7.2.7.8. Alarm and interlock list (with setpoints and priority - low, med, high)

7.2.8. RELIEF VALVE SUMMARY – Include a summary of the design criteria and certified calculations for each relief valve.

7.2.9. EQUIPMENT DATA BOOK – Include all fabricator drawings of vessels and exchangers, data from manufacturers on pumps and instrumentation.

6/17

7.2.10. SPARE PARTS LIST – Include a list of recommended spare parts, current pricing and delivery to maintain in stock. This should include start-up, one year, two year, and long term spares.

7.2.11. OPERATING AND MAINTENANCE MANUALS – 4 bound sets shall be provided and 1 on CD.

## 8.0 EQUIPMENT NUMBERS

Please See Equipment List attached.

The following are the equipment numbers for the distillation and dehydration system.

BA Item 4

| Equipment Number | Equipment Name | Comment |
|---|---|---|
| TS-4601 | Beer Well | By Owner |
| PC-4601 | Beer Feed Pump | By Owner |
| HP-4601 | Beer Preheater Heat Exchanger | By Owner |
| ME-4601 | Beer Stripping Column Trays | By Vendor |
| C-4601 | Beer Stripping Column | By Vendor |
| HS-4601 | Beer Stripping Column Reboiler | By Vendor |
| PC-4602A/B | Beer Stripping Column Bottoms Pumps | By Vendor |
| PC-4603 | Condensate Pump | By Owner |
| TS-4901 | Bottoms Decanter Feed Tank | By Owner |
| C-4604 | Rectifying / Stripping Column | By Vendor |
| ME-4604 | Rectifying / Stripper Column Packing or Trays | By Vendor |
| HS-4604 | Rectifying / Stripper Column Reboiler | By Vendor |
| | | |

Please refer to our Equipment List attached.

BA Item 4

| | | |
|---|---|---|
| PC-4604 | Rectifying / Stripper Column Bottoms Pump | By Vendor |
| HS-4605 | Reflux Condenser | By Vendor |
| PC-4605 | Reflux Pump | By Vendor |
| HS-4701 | Molesieve Superheater | By Vendor |
| HS-4606 | Regen Condenser | By Vendor |
| PC-4606 | Regen Pump | By Vendor |
| VS-4701A/B | Molecular Sieves with Absorbent | By Vendor |
| HS-4608 | Ethanol Condenser | By Vendor |
| TS-4608 | Ethanol Tank | By Owner |
| PC-4608 | Ethanol Product Pump | By Owner |
| VP-4701 | Molecular Sieve Vacuum Pump | By Vendor |

## EXHIBIT A

## INSURANCE

GENERAL INSURANCE REQUIREMENTS

Prior to commencement of any work on the Project, Subcontractor shall, at its own expense, maintain, during the term of this Subcontract and any extensions thereof, the following insurance in the forms and with limits to satisfy both the requirements listed on this Exhibit A and those specified by the Subcontract and/or any other applicable Contract Documents.

All insurance policies must be from insurers authorized to conduct business within the state(s) where the project is located. The insurance companies must also have a Best's Rating of at least "A-" and a financial size of "Class VII" or better. Subcontractor shall disclose and shall be responsible for payment of any deductibles or self insured retention under these policies.

WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE

This insurance will pay the subcontractor's obligations under appropriate worker's compensation statutes, including federal benefits under the U.S. Longshore and Harbor Workers Compensation Act, the Federal Employers' Liability Act and the Jones Act, covering all employees who perform any of the obligations of the Subcontractor under this Subcontract.

Employers liability coverage shall provide limits of at least $500,000 each accident for bodily injury and $500,000 each employee for disease. The policy limit for disease shall be at least $500,000.

For Connecticut projects, Subcontractor hereby agrees that Whiting-Turner is reimbursing Subcontractor a sufficient amount as payment for the Workers Compensation Premium for its workers on this Project.

COMMERCIAL GENERAL LIABILITY INSURANCE

This insurance must be written on an "occurrence" basis, responding to claims arising out of occurrences which take place during the policy period. The commercial general liability form should provide limits of at least the following:

$1,000,000 each occurrence for bodily injury and property damage
$1,000,000 each incident for personal and advertising injury
$2,000,000 products-completed operations aggregate
$2,000,000 general aggregate

The general aggregate limit shall apply separately to each project. The products and completed operations coverage is to be maintained for a period of at least two years following the completion of the work. The Whiting-Turner Contracting Company is to be included as an additional insured.

The contractual liability coverage shall include protection for the subcontractor from claims arising out of the liability assumed under the indemnification provisions of the Subcontract. There shall be no separate exclusion for liability arising out of explosion, collapse and underground hazards (XCU) or subsidence, if the scope of subcontractors work involves digging, excavation, grading, or use of explosives.

BUSINESS AUTOMOBILE LIABILITY INSURANCE

This insurance shall apply to any auto, including all owned, hired and non-owned vehicles, to a combined single limit of at least $1,000,000 each accident. For those subcontractors subject to the Motor Carrier Act of 1980, the Motor Carrier Act endorsement # MCS-90 should be attached to the policy, with a primary limit of at least $1,000,000 each accident.

Any statutorily required "No-Fault" benefits and uninsured/underinsured motorists' coverage should be included. Any deductible under this policy must be disclosed and will be fully assumed by the subcontractor.

UMBRELLA EXCESS LIABILITY INSURANCE

This insurance must provide coverage in excess of the limits of employers' liability, commercial general liability and business automobile liability. The policy should provide for a limit of at least $5,000,000 each occurrence and a $5,000,000 aggregate and include coverage as broad as the primary insurance.

CERTIFICATES OF INSURANCE/ADDITIONAL INSURED REQUIREMENTS

Prior to commencing work and throughout the Subcontract term and any extensions thereof, as a material term of the Subcontract, Subcontractor shall provide Whiting-Turner with certificates of insurance using the ACORD form or its equivalent executed by a duly authorized representative of each insurer and with copies of any necessary riders or endorsements attached, in a form reasonably acceptable to Whiting-Turner, evidencing that Subcontractor's insurance coverage is in compliance with the insurance requirements set forth in this Exhibit A and in the Contract Documents.

All insurance policies shall be endorsed to provide at least 30 days prior written notice to Whiting-Turner of cancellation, non-renewal, and/or material change of any insurance provided pursuant to this Exhibit A. The following wording (or similar wording) "endeavor to" and "but failure to mail such notice shall impose no obligation of liability of any kind upon the company, its agents or representatives", in the Certificate of Insurance or elsewhere shall not relieve the Subcontractors or Insurer of this notice obligation.

Whiting-Turner, the Owner and other entities as may be reasonably requested shall be named as an additional insured under the Commercial General Liability, Auto Liability and Umbrella Excess Liability policies of insurance, and special policies listed below if applicable, per standard ISO endorsement forms 2010 (07/04 ) for ongoing operations and 2037 (07/04) for products/completed operations, or their equivalent. Coverage's shall be maintained by Subcontractor for itself and for the additional insureds for a period of at least two years following the completion of the work or for such longer period as required by the Contract Documents. Such insurance shall include cross-liability coverage as provided under standard ISO forms separation of insured clause. It is expressly agreed and understood by and between Subcontractor and Whiting-Turner that the insurance afforded the additional insureds shall be the primary insurance and that any other insurance carried by Whiting-Turner shall be excess of all other insurance carried by the Subcontractor and shall not contribute with the Subcontractor's insurance. Subcontractor further agrees to provide endorsements on its insurance policies which shall state the foregoing and to provide the following language on its insurance certificate to acknowledge compliance with these requirements; however, Subcontractor's failure to provide such endorsements or acknowledgement shall not affect Subcontractor's agreement hereunder:

*"Whiting-Turner, the Owner and (other requested entities) are Additional Insured's under these liability insurance policies on a primary and non-contributory basis and such coverage shall comply with the provisions of standard ISO endorsement forms CG 2010 (07/04) for ongoing operations and CG 2037 (07/04) for completed operations, or their equivalent. A waiver of subrogation in favor of the above listed parties shall apply to all policies required under this Subcontract."*

WAIVER OF SUBROGATION

Subcontractor hereby waives all rights of subrogation against Owner, Whiting-Turner, the Architect and its consultants, and any of Subcontractor's sub-contractors and consultants, and their respective trustees, directors, officers, employees and agents for recovery of damages to the extent those damages are covered by any insurance policies the Subcontractor is required to maintain as set forth herein. Subcontractor agrees to obtain, at its own cost, and deliver to Whiting-Turner copies of any endorsements necessary to provide such a waiver under the applicable insurance coverage.

SPECIAL COVERAGE – IF APPLICABLE

1. Mold/Fungi – If the scope of Subcontractor's work involves the construction of the building envelope (skin, windows, roof, flashings, etc.), plumbing systems or HVAC systems, or could cause or contribute to water intrusion or the development of "mold", "fungi" or "bacteria", the Subcontractor's general liability policy shall not contain any exclusion for such exposures. If Subcontractor's general liability policy excludes such coverage, then Contractor may require the Subcontractor to carry Pollution Liability Insurance with mold specifically endorsed as a pollutant.

2. Pollution – If the scope of services or work under this Subcontract could result in a potential environmental hazard, including but not limited to, transportation, handling or abatement of hazardous substances, or involve work such as demolition, earthwork, or utilities that could result in a potential environmental exposure, Subcontractor shall purchase and maintain Pollution Liability Insurance which shall be on an occurrence basis with a limit as required by contractor, which shall be not less than $2,000,000 per claim. If Subcontractor can only provide this insurance on a "claims made" basis, such policy shall provide an "additional reporting period" endorsement providing coverage for at least two years beyond project completion or such longer period of time as specified in the contract documents.

3. Blasting – If the scope of the Subcontractor's work involves any blasting operations, Subcontractor agrees to provide specific evidence, to the satisfaction of Contractor, that the insurance policy covers such operations.

4. Professional Liability – If the scope of Subcontractor's work involves the performance of any design/engineering as part of its scope of work, and Subcontractor's general liability policy excludes such coverage, Subcontractor and engineers working under the Subcontractor shall each have Professional Liability coverage with limits as required by Contractor, which shall not be less than ' $2M per claim or the value of the Subcontract, whichever is greater. Unless otherwise agreed to by contractor, this policy shall provide an "additional reporting period" endorsement providing coverage for at least two years beyond project completion or such longer period of time as specified in the contract documents.

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit B – Summary of Work

### A. General Requirements

The scope of work shall include General Conditions, General Requirements and the following items as they apply to the work in each subcontract unless specifically noted otherwise in the specific scope requirements. Each Subcontractor / Vendor is responsible for all drawing and specifications (see **Exhibit H** for list). Each Subcontractor / Vendor shall be conscious of all scopes of work as it pertains to coordination, scope overlap, and scheduling.

1) The terms "contractor" and "Subcontractor / Vendor" used in the General Conditions, as in all other bidding documents, are to be understood to mean the Subcontractor / Vendor submitting this particular bid proposal as it pertains to this particular specific scope of work, hereafter referred to as 'work', or 'the work'.
2) All deliveries must be coordinated with Whiting-Turner and Buckeye. Delivery, packaging, and unloading requirements as dictated by Buckeye must be strictly adhered to.
3) Where furnishing and installation of work is indicated by separate parties include:

   Furnishing Party – FOB Jobsite - delivery to job site including freight, insurance, permits, and all applicable taxes.

   Installing Party – receiving (including equipment and material verification), unloading, hoisting, distribution, inventory, storage, handling, and installation.
4) Subcontractor / Vendor shall provide a submittal log within 5 days and all required submittals within 10 days of contract award, unless otherwise noted.
5) Submittals are to be divided by specific system or spec section. "Bulk" all-inclusive submittals will not be accepted.
6) Subcontractor / Vendor is responsible for warrantees as specified commencing on date of substantial completion of the project.
7) Subcontractor / Vendor is responsible for engineering calculations/PE certifications as required by the scope of work and/or specifications or contract documents.
8) This project may be commissioned by a third party commissioning agent. Each Subcontractor / Vendor is to understand that they will be required to fully coordinate and participate in start-up meetings, schedule discussions, pre-functional testing, functional testing, training, etc. In addition, each Subcontractor / Vendor is required to test, start-up, and turnover each piece of equipment *and* system. The participation of a third party commissioning agent does not relieve this Subcontractor / Vendor from any of their responsibilities.
9) Subcontractor / Vendor must adhere to insurance requirements per W-T standard subcontract and Owner contract (see Exhibit A, pg **SCFL10 & 11**). Deviations from insurance requirements must be addressed at the time of bid.
10) Provide Professional Liability insurance coverage per the requirements listed in Exhibit A (attached).
11) Subcontractor / Vendor shall provide 100% Performance & Payment Bonds per Whiting-Turner standard forms unless otherwise noted.
12) Subcontractor / Vendor must prepare and maintain a material procurement status report for all material to be used on the project. The report shall include material item, supplier, purchase order number, telephone number, and a schedule for shop drawings, fabrication, and deliveries. A procurement schedule update must be provided to Whiting-Turner on a ~~weekly~~ **BI-MONTHLY** basis. Whiting-Turner reserves the right to check directly with suppliers on all items that are critical to the project schedule. This report must also be submitted with your monthly invoice as a condition of payment.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor ______ Rev. 01/10

6/17

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit B – Summary of Work

13) All Subcontractor / Vendors and their employees are required to participate in a one-time safety training orientation session prior to commencing with any work on site. This safety training session will be held as needed at 7:30 A.M. in the Whiting-Turner field trailer. The safety training is approximately 2 hours.

14) Compliance with Whiting-Turner invoicing procedure entails a pencil billing submitted no later than the 20th, and the finalized original monthly progress billing submitted no later than the 25th of each month (for work to be complete through the end of that month), submitted on Whiting-Turner's specified documents (See Exhibit M). Payment applications are subject to approval from WT, UF, and Ford, Bacon & Davis.

15) This Subcontractor / Vendor shall realize that the Owner will implement an Owner-Direct Purchase (ODP) program that allows the University to directly purchase materials and equipment. This program is to provide the Owner with tax savings. This Subcontractor / Vendor shall still be responsible for, but not limited to, furnishing skid system, supervising installation, testing, start-up, warranty, bond etc. to provide a fully functional system. The warranty on the Owner-direct purchased equipment or material shall still remain under this Subcontractor / Vendor's warranty requirements and the requirements set forth in the contract drawings and specs.

16) As many as ten (10) copies of all Submittals and Shop Drawings shall be submitted for CM (Whiting-Turner) and A/E (Ford, Bacon & Davis) review including one (1) reproducible set. Two (2) preliminary Operation and Maintenance Manual shall be submitted for review during the shop drawing submittal period. As many as ten (10) copies of the approved Operation and Maintenance Manuals shall be provided. All submittals, shop drawings, O&Ms, and as-builts must be submitted electronically as well.

17) Subcontractor / Vendor is responsible for commissioning tests, equipment transmittals, O&Ms and all other required closeout documentation. All documentation must be provided in hard copy and digital copy. Subcontractor / Vendor shall submit a complete digital package of required closeout documentation on cd, thumb-drive, or hard-drive.

18) Subcontractor / Vendor is responsible for coordination with Virtual Design Construction (VDC) per Attachment #3.

19) This Subcontractor / Vendor has reviewed and acknowledged the University of Florida General Terms and Conditions and will abide by those terms, conditions and requirements. Available online at: http://www.facilities.ufl.edu/pdf/GTC.pdf

# University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit B – Summary of Work

**B. Specific Scope of Work by Contract**

This Subcontractor / Vendor shall supply all the necessary resources to complete the scope of work detailed below:

**UF Cellulosic Ethanol Pilot Plant Subcontract # 12569-11B Distillation & Dehydration (D&D) System**

This scope of work includes, but is not limited to, the follow specification documents:

- Specification # **Y7275-PE-002 – Ethanol Distillation & Dehydration System, dated 03/08/10**

This work shall include all supervision, material, equipment, shop drawings, submittals, layout, transportation, taxes, ~~permits~~, engineering, support functions, insurance, bonds, and any other items or services necessary for and reasonably incidental to the proper execution and completion of the work, whether temporary or permanent, in accordance with all drawings, specifications, addenda, general conditions, requirements, and other related documents as indicated herein. The scope of work shall include but not be limited to the following:

1. This Subcontractor / Vendor is responsible for designing and supplying a complete and operating skid mounted ethanol distillation & dehydration (D&D) system per the attached performance specifications provided by Ford, Bacon & Davis, LLC.
2. This Subcontractor / Vendor shall be fully involved with Whiting-Turner and our installation subcontractor for the above referenced system & components.
3. All skid components are to be pre-assembled (as far as possible) at the factory in order to expedite field installation.
4. Provide all interconnecting piping within the D&D skid battery limits.
5. Provide all associated motors as required for a fully functional skid system.
6. Provide Clean-in-Place (CIP) connections per the specifications.
7. Provide engineering services and drawings for all required components within the pretreatment system battery limits. At a minimum, the following drawings shall be furnished by this Subcontractor / Vendor: structural details, general arrangement, process & instrumentation diagrams (P&ID's), mechanical, electrical, control diagrams, erection & installation drawings, etc. .
8. Include all OSHA required safety guards, restraints, covers, etc. required for safe operation of this system.
9. Coordinate with Whiting-Turner's concrete Subcontractor / Vendor for location of imbeds, anchor bolts, etc.
10. Furnish all structural steel associated with skid mounting the entire D&D system. This shall include, but not be limited to all platforms, walkways, stairs, ladders, grating, anchor bolts, nuts, leveling plates, bearing plates, etc.
11. Complete structural work in accordance with AISC or specifications whichever is more stringent.
12. A full-time competent representative shall be provided onsite to help coordinate and supervise installation, commissioning and start-up of this system.
13. Provide all required owner training associated with this scope of work.
14. Whiting-Turner will perform factory visits during the procurement of equipment to ensure that scheduled milestones are being met. This Subcontractor / Vendor will help coordinate these visits as the project progresses.
15. Provide sufficient access to all equipment and components for ease of maintenance, calibration, etc.
16. Coordinate with insulation Subcontractor hired directly by Whiting-Turner.
17. Provide insulation clips on all equipment where required.
18. Include coordination and location of all necessary pipe supports.
19. All factory assembled skids, tanks, large components, etc. shall include engineered rigging points for field rigging and installation.
20. Provide equipment inertia bases as needed.
21. Motor control center, VFD's & Starters will be provided by others.

Initialed by:

Whiting-Turner ______ 01/10

Subcontractor / Vendor ______ 6/17

Rev.

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit B – Summary of Work

22. Clearly piece mark, label & identify every component furnished to allow for clear & easy identification of all components onsite.
23. Process Controls:
    - Base Price to Include ~~pre-wired I/O Panel per D&D Specifications. This vendor shall include all program logic diagrams, sequence of operation / functional specifications & programming support.~~

a touch screen and internet accessible interface will provided as part ~~with~~ of the propietary process control system ~~and~~ with instruction manual. This vendor shall provide documentation of the control philosphy, sequence of operation / functional specifications and support.

Initialed by:

Whiting-Turner ______ 01/10

Subcontractor / Vendor [signature] 6/17

Rev.

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit B – Summary of Work

C. Schedule

1. Project schedule will be issued separately once the D&D system lead times are established.
2. Provide a detailed schedule including lead times for engineering & design, equipment procurement, start-up & commissioning.
3. All Subcontractor / Vendors are hereby required to work a minimum of eight (8) hour days, Monday to Friday, as their base work week.
4. Normal working hours for this project shall be as established by WT. Unless otherwise noted, working hours will be Monday thru Friday from 7:00 a.m. to 3:30 p.m. Weekends will not be available for work. If a Subcontractor / Vendor is failing to maintain schedule, additional man-hours must be worked during the week and must be arranged in advance with Whiting-Turner. Weekend work is to be considered a "last resort" to maintain schedule and must be arranged in advance with Whiting-Turner. Weekend work will not be considered an option unless Subcontractor / Vendor has exhausted all available man-hours, overtime or not, during the normal work week. Subcontractor / Vendor shall agree to work overtime at his own expense should he/she fail to maintain progress in accordance with the project construction schedule as determined by the Construction Manager.

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit C – Pricing Schedule

## I. BASE PRICE

Having carefully examined and considered the Bid Package provided to us dated 03/16/2010, we hereby submit our price for all work covered by the bid documents. The cost to supply a 100% Payment & Performance Bond should be included in the base bid amount.

**Base Bid** (in words)

Six Hundred Ten Thousand Eight Hundred Forty One Dollars
(see post bid adjustments) XX/100 ($ .00)
(in numbers)

**Base Bid Breakdown**

| Item | Description | Qty | Unit | Amount |
|---|---|---|---|---|
| 1. | Engineering / Shop Drawings | 1 | LS | $ 108,540 |
| 2. | Fabrication | 1 | LS | $ 385,890 |
| 3. | Construction Supervision | 1 | LS | $ 65,495 |
| 4. | Sales Tax | | | See Post Bid Adjustments |
| 5. | Freight | 1 | LS | $ 10,400 |
| 6. | 100% Payment & Performance Bond | 1 | LS | $ 28,516 |
| 7. | Monitoring & Technical Support Service | 1 | LS | $ 12,000 |
| 8. | | | | |
| 9. | | | | |
| 10. | | | | |
| 11. | | | | |
| 12. | | | | |
| 13. | | | | |

**TOTAL BASE BID:** **$ 610,841 .00**

Above quantities are for accounting purpose only. Subcontractor / Vendor is responsible for quantities as indicated on the contract documents.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor ______ Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit C – Pricing Schedule

**TOTAL BASE BID:** (from previous page) $ 610,841 .00

**Post Bid Adjustments** (To be determined at post bid reviews)

| Item | Description | Amount |
|---|---|---|
| 1. | Post Bid Credit / Add Total | $ -22,000 |
| 2. | Sales Tax (7% of Engineering & Fabrication) | $ 34,610 |
| 3. | | $ .00 |
| 4. | | $ .00 |
| 5. | | $ .00 |

**TOTAL POST BID ADJUSTMENTS:** $ 12,610

**TOTAL CONTRACT VALUE:**
(This is the sum of the total base bid + total post bid adjustments) **$ 623,451 .00**

**II. MISCELLANEOUS**

**A.** ACCEPTANCE PERIOD

All prices quoted are firm if accepted within ninety (90) days from bid date.

**B.** In the event an award is made to us and, through no fault of ours, canceled at any time during performance of this subcontract, we are to be reimbursed for our out-of-pocket costs plus the following mark-up for profit and overhead.

Percentage: Field Labor * % Material * %

~~*Reference Exhibit F~~

**C.** SALES TAX

This project is NOT tax exempt. All applicable taxes are to be included in base bid amount.

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit E – Alternate Pricing Schedule

**I. REQUESTED ALTERNATES**

**A.** **Bond:** In the event the owner elects not to have us provide a performance and payment bond for our work, we will do so for the following price.

**PRICE:** **DEDUCT AMOUNT** **$ 28,516 .00**

**B.** **Discount:** In the event that Whiting-Turner elects to provide for a shorter payment term, we will do so for the following discount structure**:

__________**% discount, net 10 days**

__________**% discount, net 15 days**

__________**% discount, net 20 days**

__________**% discount, net 30 days**

**Whiting-Turner's election to grant a discount will be a unilateral decision made by Whiting-Turner alone. The decision to grant a discount on one progress payment does not represent a decision to implement advance payments for any other work performed by this Subcontractor / Vendor.

**II. VOLUNTARY ALTERNATES**

As an additional inducement to give our company consideration in making an award for this work, we have developed the "voluntary alternates" prices as set forth on the attached sheet entitled

________________________________________dated________________. It is the intent of these alternates to yield to the Owner basically the same finished product in terms of function, quality, and performance had the specified material/work been utilized, while at the same time offering the Owner savings in total cost.

The prices quoted are complete in every respect and include monies necessary to make all changes to the project to implement each alternate

Initialed by:

Whiting-Turner _______ Subcontractor / Vendor _______ Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit G – Labor Rates

**SUBCONTRACTOR / VENDOR:** Greenbelt Resources Corp **Valid FROM:** 7/1/10

**TRADE CLASSIFICATION:** Installation, Commissioning / Start-up Supervisor **Valid TO:** 7/1/11

(Provide one of these sheets for each trade to be used)

Labor rates for extra work will be calculated per the following and are to be filled out in their entirety on this form.

| | Percentage | "A" | "B" | "C" |
|---|---|---|---|---|
| | | *Straight Time* | *Over Time* | *Double Time* |
| **BASE RATE** | | $ 80 | $ 120 | $ 160 |
| **TAXES** | | | | |
| FICA | 6.2% | | | |
| Federal Unemployment | 0.8% | | | |
| State Unemployment | 2.7% | | | |
| **INSURANCE** | | | | |
| Workman's Compensation | 8.2% | | | |
| Disability Insurance | | | | |
| | | | | |
| **BENEFITS (please list)** | | | | |
| Health Ins | 12% | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| **SUB-TOTAL** | 29.9% | $ 23.92 | $ 35.88 | $ 47.84 |
| **OVERHEAD & PROFIT (includes General Liability Insurance)** | 40 % | $ 32.00 | $ 32.00 *Equal to Column "A"* | $ 32.00 *Equal to Column "A"* |
| **TOTAL** | 69.9% | $ 135.92 | $ 187.88 | $ 239.84 |

Notes:
1. **Base Rate** is to be published rate per applicable local union labor agreements.
2. **Insurance** is for labor related insurance only (i.e. Worker's Compensation, Disability, etc.) and is not to include General Liability, Umbrella, Automobile or Equipment Insurance.
3. **Insurance and Overhead & Profit** shall not be greater than straight time rates for premium or shift time work.
4. **Overhead & Profit** includes General Liability and Umbrella Insurance.

All final rates are subject to review and approval by W-T/UF. Data provided herein for information only.

Subcontractor / Vendor ______ Date ______

Initialed by: Whiting-Turner ______ Subcontractor / Vendor [signature] 6/17 Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit H – Document Log

| Item | Document | Date | Location |
|---|---|---|---|
| 1 | University of Florida General Terms and Conditions | 06/19/2006 | UF Facilities Website |
| 2 | Specification for Distillation & Dehydration System (FBD) | 01/29/2010 | Attachment |
| 3 | Greenbelt Monitoring Terms & Conditions | | |
| 4 | Greenbelt Payment Terms & Schedule | | |
| 5 | Greenbelt Bid Clarifications | | |

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit J – Subcontractor / Vendor Information Sheet

1. **Company Name** Greenbelt Resources Corporation
2. **Item of Work** Distillation and Dehydration System
3. **Address** 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446
4. **Office Phone Number** 888-995-GRCO (4726)
5. **Office Fax Number** 866-276-1712
6. **Field Office Phone Number** (310)567-4844 (D.Eng)/ (805)441-1651 (Floyd)
7. **Field Office Fax Number** ______
8. **Company CEO/President** Darren Eng

   **Company CEO/President Home Phone #** 310-567-4844
9. **Field Superintendent/Foreman** ______
10. **Project Manager/Engineer** Floyd Butterfield **e-mail** Floydb@diversifiedethanol.com
11. **Other Key Personnel** ______ **e-mail** ______
12. **Emergency Phone Numbers (Home or pager or other, please specify)**

| Name | Title | Phone No. |
|---|---|---|
| Floyd Butterfield | Dir. Engnring | 805-441-1651 |
| | | |
| | | |

13. **Insurance Company Agent**

    **Name** Ted Hamm **Phone No.** 805-238-1818

    **Address** Ted Hamm Insurance 1507 Park St Paso Robles CA 93446
14. **Bonding Company Agent**

    **Name** Eric Sander ARM, AFSB **Phone No.** 503-295-8304

    **Address** USI 700 NE Multnomah Ste 1300, Portland, OR 97232
15. **License Number**

    **State(s)** CA **Lic. No.** 858713
16. **Federal ID Number** 91-2107890

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor ______ Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit K – Dangerous Substances in the Work Place

**PURPOSE**

As a condition of this subcontract with The Whiting-Turner Contracting Co., this Subcontractor / Vendor shall have in place or implement a policy regarding dangerous substances in the workplace. This policy is in effect in order to protect the safety, health, and productivity of all employees working on the jobsite. We require that you ensure that the following minimum requirements be met:

1. Subcontractor / Vendor must verify that all employees of this Subcontractor / Vendor shall be free of "Dangerous Substances" prior to starting work on the jobsite. "Dangerous Substances" include, but are not limited to the following:

   - illegal drugs, controlled substances (including trace amounts), look-alikes and designer drugs;
   - alcoholic beverages;
   - drug paraphernalia;
   - unauthorized prescription drugs;
   - any other perception-altering substance.

2. It shall be unacceptable to bring onto the project premises, property or jobsite, have possession of, have present in the body system, be under the influence of, use, consume, distribute or attempt to distribute, manufacture or dispense any form of narcotic, depressant, stimulant, hallucinogen, or any kind of perception-altering drug or controlled substance (excepting only the taking of a prescribed drug under the direction of a physician, to the extent it does not impair job performance or threaten safety, health, security or property), at any time during the hours between the beginning and end of a work day.

3. It shall be unacceptable to bring onto the project premises, property or jobsite, have possession of, be under the influence of, use, consume, distribute or attempt to distribute, manufacture or dispense any form of alcohol at any time during the hours between the beginning and end of your work day, whether or not on the project premises, property, or jobsite.

4. It shall be unacceptable to have possession of, be under the influence of, use, consume, distribute or attempt to distribute, manufacture or dispense drugs, alcohol or any other mind or perception-altering substance off the project premises, property or jobsite, and outside working hours, that could or does adversely affect a person's job performance, or anyone's safety, health, security or property.

5. It shall be unacceptable to refuse to cooperate in or submit to questioning, medical or physical tests or examination, or an inspection or search, when requested or conducted by governing officials.

**DRUG TESTING**

Whiting-Turner reserves the right to request Subcontractor randomly select and test immediately any number of individuals while working on the project site as well as test anyone directly involved in an accident or unsafe act. Failure of the individual to take the test, or in the event the individual fails the test, Subcontractor shall immediately take appropriate steps to remove individual from the project job site.

**ACCEPTANCE**

This Subcontractor / Vendor agrees to enforce the above rules or his own dangerous substances policy, whichever is the more strict.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor [signature] 6/17 Rev. 01/10

# University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit L – Safety Requirements

**The Whiting-Turner Contracting Company NON-OSHA Safety Rules**

**Containers** No glass containers allowed on site.

**Cranes**
A. All lifts must use tag lines.
B. No open hooks used on lifts.
C. Boom should be in down position when not in use.

**Equipment**
A. Absolutely no riding on equipment not equipped with proper seating.
B. Site speed not to exceed 10 MPH.
C. All buckets and blades should be left resting on ground with the hydraulic pressure released when not in use.

**Fire Control**
A. No open fires, fire barrels, or hot boxes.
B. Fire extinguishers in:

| | | |
|---|---|---|
| Trailers/Office | - | minimum 10 lb. ABC |
| Equipment | - | minimum 5 lb. ABC |
| Fire Watch | - | minimum 20 lb. ABC |

C. Be aware of job site locations.

**Hard Hats**
A. Wear on site at all time, must have Z89.1 rating.
B. No metal hard hats or bump caps authorized.

**Foot Protection**
A. Substantial leather boots required.
B. Loafers, sandals, tennis shoes (including steel toe type) are not allowed.

**Ladders**
A. No metal ladders on site.
B. Damaged ladders must be immediately removed from site or destroyed.

**Scaffolding** Full handrails, mid-rails, end rails that should withstand 200 lbs. in any direction, toe boards, and full decking required on all scaffolds regardless of height. Safe access should be provided by ladders or stairs.

**Signage**
A. Post safety or hazard signs (bilingual if necessary).
B. Use Whiting-Turner supplied (Do Not Remove) signs on floor openings.

**Trucks**
A. No more than three (3) persons in cab of truck.
B. No riding in back of truck unless truck is equipped with seats and safety belts.

**Work Clothing**
A. All shirts must have a minimum four (4) inches sleeve length over shoulders.
B. NO shorts, cut-offs, tank tops, net shirts. etc.
C. All Subcontractor / Vendor employees working on our outside the building are required to wear orange safety vests when working in the vicinity of moving equipment, adjacent to roads and streets or as deemed required by the Whiting-Turner field staff.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor ______ 6/17 Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
## Exhibit L – Safety Requirements

**Trenches**
- A. Trenches need to be shored or sloped at five (5) feet when there is danger of cave in.
- B. Trenches at any depth shall be protected by barriers and/or cover plates.
- C. An entrance ladder is needed at five (5) feet minimum.

**Electric Cords**

Tool and extension cords should not be frayed or damaged and should be equipped with ground.

**Safety Fuel Cans**

Should be labeled, in good condition, and equipped with flame arrestor.

**Dropping Materials**

A closed chute is required when dropping materials more than twenty (20) feet.

**Housekeeping**

Shall be performed daily and debris disposed of properly.

**Eye Protection**

Safety glasses, goggles, or face shields should be used at all times when using power tools, or hazardous condition exists.

**Radios**

No boom boxes or headsets on site at any time.

**Acetylene Torches**
- A. All parts in working condition.
- B. All bottles off and capped when not in use.
- C. All bottles secured properly.
- D. No bottles laid down anywhere at any time.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor [signature] 6/17 Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant

# Exhibit M – Payment Application & Closeout Documents

**W-T INVOICING/ RELEASE OF LIEN FORMS & PROCEDURES**

Attached please find-invoicing forms for this project. These forms **MUST** be used for all invoicing unless otherwise approved by Whiting-Turner in advance.

A) **Application for Payment (form WT-001)**
**Schedule of Values (form WT-002)**
**Change Order Summary Sheet (form WT-003)**

- These three pages must be completed in their entirety (notarized and sealed) and returned to Whiting-Turner's office by **NO LATER THAN THE 25th** of each month. All invoices will be processed on the 25th, no matter the date submitted. If your invoice is received after the 25th, it will carry over to the end of the following month. Your billing period should be estimated through the last day of the month. Invoices should be computerized or typed. **FAXES ARE NOT ACCEPTABLE**. Change orders listed on form WT-003 must reference a Whiting-Turner work order number.

B) **Subcontractor Partial Release Waiver of Lien and Affidavit**

- This form is to be completed **each month** and submitted to Whiting-Turner at the time of each payment application. This form is a pre-requisite for monthly release of this Subcontractor's payment (check).

C) **Partial Waiver and Release for Second Tier Subcontractor and Suppliers**

- This form is to be completed **each month** by your Subcontractor and vendors/suppliers and a copy submitted to Whiting-Turner at the time of each payment application. This form is a pre-requisite for monthly release of this Subcontractor / Vendor's payment (check).

D) **Subcontractor Final Release and Affidavit**

- This form is to be completed and returned to Whiting-Turner at the time of billing for **final payment** and is a pre-requisite for final payment.

E) **Final Waiver and Release for Second Tier Subcontractor and Suppliers**

- This form is to be completed by your suppliers and Subcontractor and a copy submitted to Whiting-Turner at the time of billing for **final payment** and is a prerequisite for final payment.

F) **Affidavit that All Taxes Have Been Paid**

- This form must be completed and returned to Whiting-Turner at the time of billing for **final payment** and is a prerequisite for final payment.

G) **Guarantee and Warranty**

- This form must be completed and returned to Whiting-Turner at the time of billing for **final payment** and is a prerequisite for final payment. The start date of the warranty period will be established prior to submission of this form.

Initialed by:

Whiting-Turner ______ Subcontractor / Vendor [signature] 6/14 Rev. 01/10

## University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit M – Payment Application & Closeout Documents

**H)** **Other Payment and Final Payment Requirements**

- The following items at a minimum are required for final payment and or release of retention:
  - All contract work complete
  - Punch list work complete
  - Commissioning & start up complete
  - All start up documentation submitted and complete
  - As Built Drawings Maintained Monthly (prerequisite for monthly payment) and final As-Builts submitted AND approved at project completion
  - Operation and maintenance manuals submitted and approved
  - Final lien releases submitted
  - Second tier sub & supplier releases submitted
  - Guarantees and warranties completed
  - Tax affidavit completed

**Attachments:**

- Form WT-001
- Form WT-002
- Form WT-003
- Subcontractor's Partial Release Waiver of Lien and Affidavit
- Partial Waiver and Release for Second Tier Subcontractors
- Supplier Partial Release
- Subcontractor / Vendor's Final Release and Affidavit
- Final Waiver and Release for Second Tier Subcontractors and Suppliers
- Supplier's Final Release and Affidavit
- Tax Affidavit R-011
- Guarantee and Warranty

## Proposed Timeline


April-11
May-11
June-11
July-11
August-11
September-11
October-11
November-11
detailed engineering
major component purchases
build skid
performance testing
shipping prep.
operating manuals
ship and install

| Days | Milestones | Payment Due | Deliverables |
|---|---|---|---|
| 0-30 | Kickoff meeting and site design configurations | 5% | On-site meeting and design configured to match site specifics |
| 0-60 | detailed engineering with all drawings completed 60 days after award of contract | 10% | Mech and E&I drawings received for approval |
| 60-120 | begin major component purchases and column fabrication 60 days after award | 10% | Material ordered; column fabrication begins |
| 90-120 | begin building skid and installing major components 90 days after award | 10% | Skid fabrication and major component installation begins |
| 90-120 | complete all construction 120 days after award | 15% | Fabrication complete |
| 120-150 | begin performance testing 120 days after award | 10% | Performance testing begins |
| 120-150 | complete performance testing 150 days after award | 5% | Perf. testing comp. Successful factory testing witnessed |
| 150-180 | complete details for shipping 170 days after award; complete operating manuals | 10% | Skids arrive on site. O and M manuals received |
| 180-210 | installation | 15% | Start-up/commissioning complete; owner training acceptance; warranty with Monitoring and Technical |
| 180-210 | Onsite Performance Testing | 10% | |
| | | **100%** | |

Page 1 of 1

| | SPECIFICATION | | | GREENBELT RESOURSES | | | |
|---|---|---|---|---|---|---|---|
| | Feed Rate: | | 22 to 24 #/hr | meets spec | | | |
| | Alcohol Production Rate: | | | | | | |
| | | Product temp | 90 to 100 degF | meets spec | | | |
| | | EtOH Proof | 200 | 198.8+ | | | |
| | | Total gpm | 0.16 to 0.18 | meets spec | | | |
| | Stripper Bottoms Rate: | | | | | | |
| | | Total #/hr | 2827 to 3127 | meets spec | | | |
| | | Total gpm | 3.4 to 4.7 | meets spec | | | |
| 1. | Equipment Physical Sizes & Materials of Construction Quoted | | | | | | |
| 1.1 | Beer Stripping Column (C-4601) w/trays or packing (ME-4601) | | | TBD in detailed design | | | |
| 1.2 | Beer Stripping Column Reboiler (HS-4601) & Steam Consumption | | | 279 max. | | | |
| 1.3 | Beer Stripping Column Bottoms Recycle Pump (PC-4602A) & HP | | | 1/2 HP | | | |
| 1.4 | Beer Stripping Column Bottoms Transfer Pump (PC-4602B) & HP | | | 1/2 HP | | | |
| 1.5 | Rectifying Column (C-4604) w/trays or packing (ME-4604) | | | TBD in detailed design | | | |
| 1.6 | Rectifying Column Reboiler (HS-4604) & Steam Consumption | | | | | | |
| 1.7 | Rectifying Stripping Column Bottoms Pump (PC-4604) & HP | | | 1/3 HP | | | |
| 1.8 | Reflux Condenser (HS-4605) | | | yes | | | |
| 1.9 | Rectifying Stripping Column Reflux Pump (PC-4605) & HP | | | 1/3 HP | | | |
| 1.10 | Mole Sieve Superheater (HS-4701) | | | membrane superheater | | | |
| 1.11 | Regen Condenser (HS-4606) | | | permeate condenser | | | |
| 1.12 | Regen Pump (PC-4604) & HP | | | permeate pump at 1/3 HP | | | |
| 1.13 | Molecular Sieves (VS-4701A/B) with Absorbent | | | change to membrane | | | |
| 1.14 | Ethanol Condenser (HS-4608) | | | yes | | | |
| 1.15 | Vacuum Pump (VP-4701)/Eductor for Sieve Regeneration & HP | | | membrane vacuum pump at 1/2 HP | | | |
| 1.16 | Skid Overall Dimensions | | | 10'x8'x24' max | | | |

| | GREENBELT RESOURSES | | | |
|---|---|---|---|---|
| 2. Utility Requirements Quoted | | | | |
| 2.1 Steam (spec @ 167 psia saturated, 374 degF) | 279 max. lbs/hr @ pressure | | | |
| 2.2 Cooling Water (spec @ 80 degF supply, 90 degF return, 10 psig max allow dP) | 60 max. gal/min | | | |
| 2.3 kVA @ 480 V/ 3ph/ 60 HZ (total plant) | 4 kw-hrs/hr | | | |
| 3. Beer Stripping Column System | | | | |
| 3.1 1 ea T304SS Beer Stripper incl. Trays | included | | | |
| 3.2 1 ea T304SS? Beer Stripper Reboiler | included | | | |
| 3.3 2 ea? Beer Stripper Bottoms Pumps | included | | | |
| 3.4 1 ea? Pump (recycle thru reboiler) | included | | | |
| 3.5 1 ea? Pump (bottoms transfer thru feed preheater) | included | | | |
| 3.6 1 ea? Pump (reboiler condensate) | included | | | |
| 3.7 All necessary instrumentation to owner supplied PLC | all necessary instrumentation and proprietary control system | | | |
| 3.8 All piping | included | | | |
| 3.9 Insulation installed on column & piping | included | | | |
| 4. Rectifying/Stripping Column System | | | | |
| 4.1 1 ea T304SS Rectif/Strip Col w/Trays or Pack | included | | | |
| 4.2 1 ea T304SS? Rectif/Strip Col Reboiler | not included | | | |
| 4.3 1 ea Rectifier Column Pump | included | | | |
| 4.4 2 ea CS H/E (Plate Fr or S&T) | | | | |
| 4.5 All necessary instrumentation to owner supplied PLC | all necessary instrumentation and proprietary control system | | | |
| 4.6 All piping | included | | | |
| 4.7 Insulation installed on column & piping | included | | | |

| SPECIFICATION (continued) | | GREENBELT RESOURSES | | | |
|---|---|---|---|---|---|
| 5. Molecular Sieve Bed System | | Replaced with membrane | | | |
| 5.1 | 2 ea Mole Sieve T304SS Beds incl. Type? Adsorbent | membrane included | | | |
| 5.2 | 2 ea H/E (Plate Fr or S&T) | equired heat exchangers included | | | |
| 5.3 | 1 ea Vac Pump or Eductor for Mole Sieve Regen. | vac. pump included | | | |
| 5.4 | All necessary instrumentation to owner supplied PLC | nstrumentation and proprietary c | | | |
| 5.5 | All piping | included | | | |
| 5.6 | Insulation installed on beds & piping | | | | |
| **6. NOTES:** | | | | | |
| 6.1 | **PUMPS SHALL BE CENTRIFUGAL WITH MECHANICAL SEALS, OR MAG DRIVE** | yes | | | |
| 6.2 | **SAMPLE PORTS SHALL BE SUPPLIED AND INDICATED BY VENDOR** | yes | | | |
| 6.3 | **ALL EQUIPMENT MOUNTED ON A SINGLE SKID.** | yes | | | |
| 7. Additional Items | | | | | |
| 7.1 | xx ea Control Valves & Instruments (local & field) | yes | | | |
| 7.2 | Distill & Dehydr Sys control elements prewired by Vendor to skid I/O cabinet | wired to Vendor-supplied control system | | | |
| 7.3 | All structural steel incl. platforms & ladders for Distill & Dehydr systems | yes | | | |
| 7.4 | Surface prep & prime all carbon steel per fabricator stds. | yes | | | |
| 7.5 | Insulation clips where needed | yes | | | |
| 7.6 | Motors supplied with all equipment | yes | | | |
| 7.7 | CIP connections as required to maintain operation | yes | | | |
| 7.8 | All required pressure relief devices on vessels & piping | yes | | | |
| 7.9 | Documentation as specified in Sect 7 | yes | | | |
| 8. Submittals With Bid | | | | | |
| 8.1 | PFD & Material Balance | yes | | | |
| 8.2 | Utilities Estimate with flow rate requirements (normal, max & startup) | yes | | | |
| 8.3 | Equipment List - numbered per Owner's standards | yes | | | |
| 8.4 | Preliminary equip layout dimensioned drawing | yes | | | |

SPECIFICATION (continued)

| | | | | | |
|---|---|---|---|---|---|
| 9. Documentation | | plan to provide | | | |
| 9.1 P&IDs | | yes | | | |
| 9.2 Equipment Data Sheets | | yes | | | |
| 9.3 Motor List | | yes | | | |
| 9.4 Detailed Equipment Layout | | yes | | | |
| 9.5 Piping & Valves Material of Construction | | yes | | | |
| 9.6 Instrumentation and I/O List | | yes | | | |
| 9.7 Operating Procedures | | yes | | | |
| 9.8 Relief Valve List and Summary (calculations & design criteria) | | yes | | | |
| 9.9 Equipment Data Books with Fabricator Drawings & Vendor supplied hardware | | yes | | | |
| 9.10 Spare Parts List | | yes | | | |
| 9.11 O&M Manuals | | yes | | | |
| Delivery | | 180 days | | | |
| Bid validity | | 3 months | | | |
| Warranty | | yes | | | |
| Guarantee | | yes | | | |
| Exclusions | | hand written in docs | | | |
| | | GREENBELT RESOURSES | | | |
| Prices: | Engineering $ | | | | |
| | Equip & Fab $ | | | | |
| | Standard Docs $ | | | | |
| | Construct Superv $ | | | | |
| | Sales Tax $ | | | | |
| | Bond $ | | | | |
| | Freight $ | | | | |
| | Ovrhd, Profit,Travel $ | | | | |
| | $ | | | | |
| | Alternate | | | | |
| Optional Prices: | PLC Programming $ | | | | |

page 4 of 4



BEER FEED
3256 LB/HR
FROM BEER WELL
STEAM FOR SUPERHEATING
ETHANOL/ H2O VAPOR MIX,
186 PROOF 172 F
STRIPPER EXHAUST
MEMBRANE
PERMEATE
ETHANOL VAPOR
ETHANOL VAPOR
SUPERHEATER
BEER/PERMEATE HX
BEER / ETHANOL HX
VENT TO ATMOSPHERE
PERMEATE
RECTIFIER BOTTOMS
PERMEATE
BEER FEED
ETHANOL VAPOR
BEER FEED
PREHEATED BEER FEED
REFLUX
BEER
RECTIFIER
PERM/AIR HX
ETHANOL/AIR HX
PREHEATED BEER FEED
Air
Air
3256 LB/HR
STRIPPING
PERMEATE WATER HX
ETHANOL WATER HX
BEER/STILLAGE HX
COLUMN
COOLING WATER
COOLING WATER RETURN
COOLING WATER RETURN
STEAM FOR REBOILER
PERMEATE TANK
CONDENSATE
STILLAGE 3146 LB/HR
TO DRAIN
RECTIFIER BOTTOMS PUMP
PERMEATE VACUUM
PUMP
VENT CONDENSER
STILLAGE
PUMP
PREHEATED BEER FEED
PERMEATE CONDENSATE
PERMEATE
PERMEATE
PERMEATE
PUMP
COOLING WATER SUPPLY
69 LB/HR
TO STORAGE
REFLUX
REFLUX
PUMP
REFLUX
DRUM
ETHANOL PRODUCT
PUMP
REV
DESCRIPTION
DATE
BY
BY
CK'D
THIS DRAWING CONTAINS PROPRIETARY AND PRIVILEGED INFORMATION OF E-FUEL AND SHALL NOT BE DISCLOSED OR USED BY OTHERS WITHOUT PERMISSION OF E-FUEL CORPORATION
DIVERSIFIED ETHANOL
UNIVERSITY OF FLORIDA
2007-1-pfd-A
PROCESS FLOW DIAGRAM
5-23-2010
PFD - 1
1 = 1
A

| STREAM CONDITIONS | CONDITIONS |
|---|---|
| BEER FEED | 86 F/92 FEET |
| COOLING WATER | 80 F/ 92 FEET |
| STEAM | 368 F/ 167PSIA |
| ELECTRIC POWER | 480V AC, 60 CYCLE |

# Diversified Ethanol

## University of Florida Project Proposal

## Material Balance

asof 6/18/2010

| Description | Units | Beer Feed | Ethanol Product | Cooling Water Inlet | Cooling Water Outlet | Stillage | Vent |
|---|---|---|---|---|---|---|---|
| Flow rate (max, total) | lbs/hr | 3,256 | 69 | 249 | 249 | 3,186 | 1 |
| | gpm | 6.80 | 0.18 | 30 | 30 | 6.40 | |
| Temperature | Fahrenheit | 205 | 100 | 80 | 90 | 207 | <100 |
| ethanol | % weight | 2.1 | >99.4 | 0.0 | 0.0 | <0.3 | 0 |
| water | % weight | 91.7 | 0.3 | >99.995 | >99.995 | >93.7 | 0 |
| other | % weight | 6.2 | 0.3 | <.005 | <.005 | 6.0 | 100 |

# Diversified Ethanol

## University of Florida Project Proposal

## Utility Estimates

as of 6/18/2010

| Utility | Units | Stripper Column Reboiler | Membrane Superheater | Air-Cooled Heat Exchangers | Water-Cooled Heat Exchangers | All Pumps | Controls | Totals |
|---|---|---|---|---|---|---|---|---|
| Steam, start-up and maximum flow | lbs/hr | 279 | 20 | | | | | 299 |
| | BTU's per hour | 271,000 | 19,000 | | | | | 290,000 |
| | BTU's per gallon ethanol produced | 27,100 | 1,900 | | | | | 29,000 |
| Steam, normal flow | lbs/hr | 164 | 11 | | | | | 175 |
| | BTU's per hour | 159,000 | 11,000 | | | | | 170,000 |
| | BTU's per gallon ethanol produced | 15,900 | 1,100 | | | | | **17,000** |
| Electricity, start-up, maximum, and normal | kw-hrs/hr | | | 1.0 | 0.5 | 2.0 | 0.5 | 4.0 |
| | kw-hrs per gallon ethanol produced | | | | | | | **0.17** |
| Cooling Water, start-up and maximum flow | gallons per minute | | | | 60 | | | 60 |
| Cooling Water, normal flow | gallons per minute | | | | 10 | | | 10 |

## Diversified Ethanol Inc.

## University of Florida
## Proposed Equipment List for
## Ethanol Distillation and Dehydration
## (Submittal 7.1.3)

as of 6/18/2010

| Equipment Number | Equipment Name | Supplied By |
|---|---|---|
| TS-4601 | Beer Well | owner |
| PC-4601 | Beer Feed Pump | owner |
| HP-4601 | Beer Preheater HEX | owner |
| | Beer/Permeate HX | Diversified |
| HS-4608 | Beer/Ethanol HX (Ethanol Condenser) | Diversified |
| | Beer/Stillage HX | Diversified |
| C-4601 | Beer Stripping Column | Diversified |
| ME-4601 | Beer Stripping Column Trays | Diversified |
| HS-4601 | Beer Stripping Column Reboiler | Diversified |
| PC-4603 | Beer Stripping Column Reboiler Condensate Pump | owner |
| TS-4901 | Bottoms Decanter Feed Tank | owner |
| PC-4602 | Beer Stripping Column Bottoms Pump | Diversified |
| C-4604 | Rectifying/Stripping Column | Diversified |
| ME-4604 | Rectifying/Stripping Column packing and/or trays | Diversified |
| PC-4604 | Rectifying/Stripping Column Bottoms Pump | Diversified |
| | Ethanol Vapor Superheater | Diversified |
| | Membrane Module | Diversified |
| | Membrane | Diversified |
| | Permeate/Air HX | Diversified |
| | Permeate/Water HX | Diversified |
| | Permeate Tank | Diversified |
| | Permeate Pump | Diversified |
| | Vacuum Pump | Diversified |
| | Ethanol /Air HX | Diversified |
| | Ethanol/Water HX | Diversified |
| | Reflux Drum | Diversified |
| PC-4605 | Reflux Pump | Diversified |
| TS-4608 | Ethanol Tank | owner |
| PC-4608 | Ethanol Product Pump | owner |


ETHANOL VAPOR SUPERHEATER
MEMBRANE
BEER/ ETHANOL HX
BEER/ PERMEATE HX
BEER FEED CONNECT
24'
ETHANOL/AIR HX
STRIPPER
PERMEATE/AIR HX
ETHANOL WATER HX
PERMEATE/ WATER HX
COOLING WATER CONNECT
PERMEATE VACUUM PUMP
COOLING WATER RETURN
RECTIFIER
REFLUX DRUM
PERMEATE TANK
BEER/ STILLAGE HEAT EXCHANGER
STEAM
STILLAGE
REBOILER
ETHANOL PRODUCT
CONDENSATE
RECTIFIER BOTTOM PUMP
STILLAGE PUMP
REFLUX PUMP
PERMEATE PUMP
ETHANOL PRODUCT PUMP
ELEVATION
10.0000
8.0000
RECTIFIER
STRIPPER COLUMN
ETHANOL VAPOR SUPERHEATER
MEMBRANE
PERMEATE VACUUM PUMP
ETHANOL/AIR HEAT EXCHANGER
BEER/ ETHANOL HX
BEER/ PERMEATE HX
PERMEATE/AIR HEAT EXCHANGER
TOP PLAN
GRCO
UNIVERSITY OF FLORIDA
GENERAL ARRANGEMENT

WT Job No. _____

WT Subcontractor No.

# GUARANTEE AND WARRANTY

WHEREAS, ______________________________________________, hereinafter called the "Guarantor" entered into a subcontract dated ______________, hereinafter called the "Contract", with The Whiting-Turner Contracting Company, hereinafter called the "Contractor", For the construction of (describe)______ ______________________________________________________________________________________________________________, and

WHEREAS, the Contractor has performed, kept, observed and fulfilled each and every one of the obligations, promises, stipulations, terms and conditions on it's part to be performed under the Contract, and

Whereas, by the terms of the Contract, on of the conditions precedent to the making of the final payment is the execution and delivery by the Guarantor of this guarantee and warranty; and

WHEREAS, the Guarantor is now desirous of obtaining final payment pursuant to the terms of the Contract and as conditions precedent to such payment, furnishes this separate guarantee and warranty covering all of the work, services, materials and equipment (collectively, the "work") provided or furnished under the Contract,

NOW, THEREFORE, in consideration of the promises and of the payments made to the Guarantor under the Contract and in further itself and its successors, representatives, heirs, and assigns, guarantee and warranty to the Contractor, its successors, representatives, heirs, and assigns, the guarantor has performed all of the required by the Contract in accordance with the terms thereof including, but not limited to, satisfactory operation of all equipment as established by the acceptance tests and correction of items described on all punch lists prepared by the Contractor, and all portions of the work are for a period of ___one__________________, ( __1__ ) year(s) following Substantial Completion of the work.

The Guarantor does herby further guarantee and warrant the Guarantor will make good and replace at its own cost and expense all defects in materials and workmanship appearing during the period aforesaid and the Guarantor will be responsible for all damage caused to the Contractor by such defects or by the work required to remedy such defects. All corrections to materials and workmanship shall be made at the convenience of the Contractor and shall be performed in good workmanlike manner.

The Guarantor does hereby warrant and represent that it has obtained warranties and guarantees from its material and equipment suppliers and from its subcontractors to the fullest extent possible and as is customary in the various trades, and delivered all assignable warranties to the Contractor.

It is understood by the Guarantor that this guarantee and warranty shall in no way be construed to limit any of the obligations, liabilities, and duties of the Guarantor thereunder.

In the event that the guarantor fail to start compliance with the above paragraph with in ten (10) days after receipt of the written notice from Owner, Contractor, or Architect to do so, or fail to pursue such compliance with diligence, we jointly, and severally, do hereby authorize the Owner to proceed to have the defects repaired and made good at our sole expense, and will honor and pay the cost and charges for it together with the proceeding obligations, and if owner brings an action to enforce this guarantee, we agree to pay Owner's reasonable attorneys fees incurred in connection therewith.

Notwithstanding anything herein to the contrary, on no event will Guarantor's liability under this Guaranty and Warranty exceed $100,000.00.

Subcontractor / Vendor 6/17

## GUARANTEE AND WARRANTY

It is further understood by the Guarantor that this guarantee and warranty shall remain binding and irrevocable during the above stated period and the Guarantor shall not contest the validity of, or in any way attempt to revoke or withdraw from, this guarantee and warranty for any cause whatsoever, whether arising before or after the execution of the Contract or this guarantee and warranty.

IN WITNESS WHEREOF, the guarantor has caused this instrument to be assigned and executed this ___ day of ____________, 20___.

Witness

*
By ______________________________
(President or Vice President)

______________________

Title ______________________________,

STATE OF

COUNTY OF

On the _____ day of ____________________, 20___, before me personally came ______________________, to me known who, being by me duly sworn, did depose and say that he resides at ________________________________; that he is __________________of ________________________________ the corporation that executed the foregoing instrument and that he assigned his name therto by like order of the Board of Directors of said corporation.

______________________________,
*(Notary Public)*

My Commission Expires __/__/__,

* Insert name of the Guarantor.

# ONGOING MONITORING AND REMOTE TECHNICAL SUPPORT SERVICES
# TERMS AND CONDITIONS
# (Customized for University of Florida Project)

The following terms and conditions ("**Terms & Conditions**") are applicable to Ongoing Monitoring and Remote Technical Support Services provided by Greenbelt Resources Corporation ("**Greenbelt**") to its customer ("**Customer**").

1. **Monitoring Services**

To help ensure the quality control of the output of any Greenbelt system, Greenbelt utilizes a proprietary, state-of-the-art process control system that includes a touch screen interface with the unit as well as the ability for the system to connect to the internet allowing for continuous remote data collection and monitoring of the system's operations ("**Monitoring System**"). Such service is included as part of Greenbelt's one year warranty and may be extended for additional fee after the first year of service. The ongoing monitoring and technical support services include the following features ("**Monitoring Services**"): a password protected web interface for remote access to the system controls and collected data; automated monitoring of the system with customizable alert levels; and automated notification alerts to select individuals via mobile device to inform appropriate technicians of any conditions designed to trigger an alert. Thus, if the Monitoring System indicates that an alert level has been exceeded, the technician will receive an alert sent to his mobile device prompting him to login to check the system. In the event of a problem, a Greenbelt technician will be available by telephone to provide support to on-site personnel.

2. **Price and Terms of Payment**

2.1 The cost of the Monitoring Services is included as part of Greenbelt's one year warranty. After the one year warranty expires, Greenbelt will continue to provide Monitoring Services at Customer's request at Greenbelt's standard rates in effect at that time for the Monitoring Services. Such amount is payable to Greenbelt on or before the first day of each month as long as Greenbelt is providing Monitoring Services pursuant to the terms of these Terms and Conditions.

2.2 Any past due amounts shall, without prejudice to the right of Greenbelt to payment when due, bear interest at a one and one-half percent (1.5%) per month, payable each month or portion thereof that payment is delayed. If payments are not made when due, then Greenbelt may, upon fifteen (15) days written notice and at its option, suspend any remaining work. Greenbelt will resume work upon payment of all past due amounts. Greenbelt shall have the right to establish the schedule for the resumed work in its discretion based on Greenbelt's current work load and the availability of other resources. Customer shall be responsible in full for all additional expenses associated with any such suspension and resumption of work. This applies to monitoring after the one year has expired

2.3 If a good faith dispute exists over the amounts to be paid and provided that Customer has notified Greenbelt in writing that such dispute exists, then Customer shall pay the undisputed amount. Thereafter, the disputed portion may be held in abeyance until resolution of the matter with that portion, together with the interest charge specified above, due thirty (30) days after said resolution.

3. **Period of Service**

The period of service begins upon the customer's request for activation of the individual site. At the conclusion of the original agreement period of service, these Terms and Conditions shall renew automatically for subsequent additional (1) one year periods of service, unless canceled by written notice to Greenbelt at least (60) sixty days prior to the expiration of the then current period of service. At any time prior to renewal, Greenbelt may upon thirty (30) days written notice, establish new prices for Monitoring Services.

4. **Customer's Responsibilities and Representations**

4.1 Customer is responsible for the content of any and all "Data" (as defined below) transmitted over the internet.

4.2 Customer understands that Customer, Greenbelt or any other third party authorized and directed by Customer may, through the website execute changes to Customer's system configuration. Customer shall be solely responsible for changes executed by Customer, Greenbelt or any other third party. Greenbelt shall not be responsible for or have any direct or indirect liability for any incorrect or incomplete system configuration, nor shall Greenbelt be responsible for any direct or indirect consequences resulting from the execution of such changes.

4.3 Customer understands that Customer, Greenbelt or any other third party authorized and directed by Customer may, through the website execute a manual override to the operation of equipment or execute parameter changes affecting the operation of equipment on Customer's site. Customer shall be solely responsible for the execution of manual overrides or equipment parameter changes executed by Customer, Greenbelt or third parties authorized and directed by purchaser. Greenbelt shall have no direct or indirect liability for the consequences of any manual override or equipment parameter changes executed.

4.4 Customer acknowledges that subject to FCC number portability rules, Customer shall not have or acquire any property right in any specific Subscriber Identity Module (SIM) number provide by Greenbelt.

4.5 Customer acknowledges that Greenbelt will not with its own employees, respond to or take action related to those events for which Greenbelt is providing Monitoring Services.

4.6 Customer understands they are responsible for ongoing, testing, periodic maintenance, calibration and functionality of the equipment to be monitored, and should immediately notify Greenbelt if any failures are identified. Greenbelt shall use all reasonable efforts to assist Customer in identification of any perceived failures, but in no case is Greenbelt obligated to visit Customers site to troubleshoot or provide remedy except during warranty period.

4.7 Customer further understands and agrees that the Monitoring Services are intended only to monitor and provide notice to Customer of conditions relating to Customer's non-critical mechanical and electrical equipment and are not intended to be used as a primary life-safety, security, fire detection and alarm system.

5. **Permitted Outages**

Greenbelt is not responsible for the following outages ("**Permitted Outages**"):

5.1 Periods of scheduled maintenance and emergency unscheduled maintenance of the remote monitoring equipment.

5.2 Periods the Monitoring Service is not available for Customer's use due to (i) the inoperability of Customer's Equipment, Customer's network connectivity, or (ii) the negligent actions or omission, willful misconduct of Customer, its employees, consultants, or third party agents acting on behalf of Customer.

5.3 Periods the Monitoring Service is not available for Customer's use due to internet outages or other Monitoring Service interruptions attributable to the internet provider including scheduled maintenance.

5.4 Periods the Monitoring Service in not available for Customer's use as a result of suspension of the Monitoring Services as a result of a breach of these Terms and Conditions by Customer, including non-payment of amounts owed or unlawful or improper use of the Monitoring Services.

5.5 Periods the Monitoring Service is not available for Customer's use as a result of (i) widespread, common failure or failures of the internet and Monitoring Service equipment; or (ii) hostile network attacks by any third party, including a customer of Customer, that are directly (in whole or in part) attributable to vulnerabilities of the internet and Monitoring Service equipment.

6. **Warranties and Disclaimer**

6.1 A 1-year warranty is provided for the project.

7. **Force Majeure**

7.1 Greenbelt will not be liable for failure to perform any obligation or delay in performance resulting from or contributed to by any cause beyond the reasonable control of Greenbelt or from any act of God; act of civil or military authority; act of war whether declared or undeclared; act (including delay, failure to act, or priority) of any governmental authority or Customer; act of terrorism; civil disturbance; insurrection or riot; sabotage; fire; inclement weather conditions; earthquake; flood; strike; work stoppage or other labor difficulty; major equipment breakdown; or failure or delay beyond its reasonable control.

7.2 In the event of a delay in performance excusable under this Article, the date of performance of the Monitoring Services will be extended by a period of time reasonably necessary to overcome the effect of such delay.

8. **Termination**

Customer may, upon sixty (60) days prior written notice to Greenbelt and payment of reasonable and proper termination charges, terminate the Monitoring Services or any remaining portion thereof under these Terms and Conditions. Termination charges will include a portion of the purchase price reflecting the amount of work performed at the date of termination. These charges will also include the expenses associated with the termination, including, but not limited to, any additional expense incurred by reason of termination or cancellation of agreements between Greenbelt and its suppliers, and any applicable cost allocated in contemplation of performance. Greenbelt will make every reasonable effort to minimize such termination charges. All termination charges shall be due and payable thirty (30) days from the date of the Greenbelt invoice. Greenbelt shall have the right to terminate these Terms and Conditions immediately in the event of a material breach of these Terms and Conditions by Customer.

9. **Suspension**

Customer may, upon sixty (60) days prior written notice to Greenbelt and payment of reasonable and proper suspension and reactivation charges, suspend the scheduled Monitoring Services or portions thereof under these Terms and Conditions for a defined period of service. Suspension charges will include any reactivation charges at the time services are resumed. All suspension charges shall be due and payable thirty (30) days from the date of the Greenbelt invoice. Should the suspension exceed a period of six (6) months, at the option of Greenbelt, these Terms and Conditions or any portions thereof may be deemed to have been terminated by Customer. Such termination shall be subject to charges as stated in Article 8 above.

10. **Intellectual Property**

10.1 Greenbelt will, at its own expense, defend or at its option settle any suit or proceeding brought against Customer so far as based on an allegation that any Monitoring Services, constitutes an infringement of any United States patent, copyright or misappropriation of a third party's trade secret, if Greenbelt is notified promptly in writing and given authority, information, and assistance in a timely manner for the defense of said suit or proceeding. Greenbelt will pay the damages and costs awarded in any suit or proceeding so defended. Greenbelt will not be responsible for any settlement of such suit or proceeding made without its prior written consent. In case the Services, or any part thereof, as a result of any suit or proceeding so defended is held to constitute infringement of any United States patent, copyright or misappropriation of a third party's trade secret, or its use by Customer is enjoined, Greenbelt will, at its option and its own expense, either: (a) procure for Customer the right to continue using the Services; or (b) modify it so it becomes non-infringing.

10.2 Greenbelt will have no duty or obligation to Customer under this Article 10 to the extent that the Monitoring Services are (a) supplied according to Customer's design or instructions wherein compliance therewith has caused Greenbelt to deviate from its normal course of performance, (b) modified by Customer or its contractors after activation by Greenbelt, or (c) combined by Customer or its contractors with services not furnished hereunder. In addition, if by reason of such design, instruction, modification or combination, a suit, claim or proceeding is brought against Greenbelt, Customer shall protect Greenbelt in the same manner and to the same extent that Greenbelt has agreed to protect Customer under the provisions of Paragraph 10.1 above.

10.3 THIS ARTICLE IS AN EXCLUSIVE STATEMENT OF ALL THE DUTIES OF Greenbelt RELATING TO PATENTS, COPYRIGHTS OR TRADE SECRETS AND DIRECT OR CONTRIBUTORY INFRINGEMENT THEREOF AND OF ALL THE REMEDIES OF CUSTOMER RELATING TO ANY CLAIMS, SUITS, OR PROCEEDINGS INVOLVING PATENTS, COPYRIGHTS OR TRADE SECRETS.

11. **Proprietary Information**

11.1 Greenbelt may have a proprietary interest in information that may be furnished pursuant to these Terms and Conditions. Customer will keep in confidence and will not disclose any such information which is specifically designated as being proprietary to Greenbelt, other than to Customer's employees, without the prior written permission of Greenbelt or use any such information for other than the purpose for which it is supplied. The provisions of this paragraph shall not apply to information, notwithstanding any confidential designation thereof, which is known to Customer without any restriction as to disclosure or use at the time it is furnished, which is or becomes generally available to the public without breach of any agreement, or which is received from a third party, including Customer's subsidiaries or affiliates, without limitation or restriction on said third party or Customer at the time of disclosure.

11.2 Greenbelt also has a proprietary interest in these Terms and Conditions and the processes and procedures used by its personnel in performance of these Terms and Conditions. Accordingly, these Terms and Conditions and such processes and procedures will not be disclosed or viewed in whole or in part to third parties without the prior written permission of Greenbelt.

11.3 Customer shall indemnify and hold Greenbelt harmless from and against any loss, damage or liability arising or resulting from non-compliance with the provisions of this Article 11.

11.4 When required by appropriate governmental authority, including governmental regulations, applicable law or regulation, by order of a court of competent jurisdiction or lawful subpoena (collectively, "**Governmental Authority**"), Customer may disclose such proprietary information to such Governmental Authority; provided, however, that prior to making any such disclosure, Customer will: (a) provide Greenbelt with timely advance written notice of the proprietary information requested by such Governmental Authority and Customer's intent to so disclose; (b) minimize the amount of proprietary information to be provided consonant with the interests of Greenbelt and the requirements of the Governmental Authority involved; and (c) make every reasonable effort (which shall include participation by Greenbelt in discussions with the Governmental Authority involved) to secure confidential treatment and minimization of the proprietary information to be provided. In the event that efforts to secure confidential treatment are unsuccessful, Greenbelt shall have the prior right to revise such information to minimize the disclosure of such information in a manner consistent with its interests and the requirements of the Governmental Authority involved.

12. **Ownership of Data**

"**Data**" means any process information, alarms, notifications, reports, and user commands, organized, transmitted and/or generated by Customer's use of the Monitoring Service. All data will belong to UF.

13. **Limitation of Liability (WT to review how this could conflict with contractual agreement with Greenbelt)**

CUSTOMER EXPRESSLY AGREES THAT NEITHER GREENBELT NOR ITS SUPPLIERS WILL UNDER ANY CIRCUMSTANCES BE LIABLE UNDER ANY THEORY OF RECOVERY, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER WARRANTY, OR OTHERWISE, FOR: ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE OR PUNITIVE DAMAGES WHATSOEVER; DAMAGE TO OR LOSS OF PROPERTY OR EQUIPMENT; LOSS OF PROFITS OR REVENUE; LOSS OF USE OF EQUIPMENT, LOSS OF DATA; INCREASED COSTS OF ANY KIND.

CUSTOMER EXPRESSLY AGREES THAT THE REMEDIES PROVIDED IT HEREIN ARE EXCLUSIVE AND THAT UNDER NO CIRCUMSTANCES SHALL THE TOTAL AGGREGATE LIABILITY OF GREENBELT UNDER ANY THEORY OF RECOVERY, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER WARRANTY, OR OTHERWISE, EXCEPT TO THE EXTENT CAUSED BY GREENBELTS GROSS NEGLEGENCE OR WILLFUL MISCONDUCT MAXIMUM LIABILITY OF THIS PURCHASE ORDER SHALL NOT EXCEED THE TOTAL PRICE PAID TO GREENBELT UNDER

THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE SHALL PREVAIL OVER ANY CONFLICTING OR INCONSISTENT PROVISIONS SET FORTH ELSEWHERE IN THIS AGREEMENT.

14. **Changes**

Customer may request changes within the scope of these terms and conditions and, if accepted by Greenbelt, the price, performance, schedule and other pertinent provisions hereof will be adjusted by mutual agreement of the parties prior to implementation of the change. Expenses incurred by Greenbelt due to (i) delays, other than delays which are deemed to be within the reasonable control of Greenbelt, and (ii) changes in applicable laws and requirements after the date of the offer submitted by Greenbelt, as applicable, will be treated as changes to the scope of work herein and will be adjusted as set forth in the previous paragraph.

15. **Miscellaneous Provisions**

15.1 **Waivers.** The failure of either party to enforce at any time any of the provisions of these Terms and Conditions or to require at any time performance by the other party of any of such provisions, shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of these Terms and Conditions or any parts thereof, or the right of either party thereafter to enforce each and every provision.

15.2 **Modification.** No waiver, modification, or amendment of any of the provisions of these Terms and Conditions shall be binding unless it is in writing and signed by duly authorized representatives of both parties.

15.3 **Headings.** The headings used in these Terms and Conditions are not to be construed as modifying, limiting or expanding in any way the scope or extent of the provisions in these Terms and Conditions.

15.4 **Assignment.** These Terms and Conditions will not be assigned by Customer without the prior written consent of Greenbelt. Any purported assignment without such prior written consent shall be null and void.

15.5 **Governing Law.** These Terms and Conditions will be construed and interpreted in accordance with the laws of the State of Florida without application of its choice-of-law rules.

15.6 **Integration.** These Terms and Conditions contains the entire agreement and understanding between the parties as to the subject matter of these Terms and Conditions, and merges and supersedes all prior agreements, commitments, representations, writings, and discussions between them. Neither of the parties will be bound by any prior obligations, conditions, warranties, or representations with respect to the subject matter of these Terms and Conditions.

15.7 **Survival.** The provisions entitled "Intellectual Property," "Proprietary Information," Ownership of Data," "Limitation of Liability," shall survive termination, expiration or cancellation of these Terms and Conditions.

04/29/2011

STATE OF CALIFORNIA

# Contractors State License Board

Pursuant to Chapter 9 of Division 3 of the Business and Professions Code and the Rules and Regulations of the Contractors State License Board, the Registrar of Contractors does hereby issue this license to:

***HANK'S WELDING SERVICE***

License Number 831367

to engage in the business or act in the capacity of a contractor in the following classification(s):

A - GENERAL ENGINEERING CONTRACTOR
C57 - WELL DRILLING (WATER)
C51 - STEEL, STRUCTURAL
C38 - REFRIGERATION

Witness my hand and seal this day,

April 20, 2010

**Issued January 26, 2004**

U of F ______ GRCO ______

James Miller
Board Chair

Stephen P. Sands
Registrar of Contractors

This license is the property of the Registrar of Contractors, is not transferrable, and shall be returned to the Registrar upon demand when suspended, revoked, or invalidated for any reason. It becomes void if not renewed.

13L-24 (REV. 12-07) OSP 07 105460

AUDIT NO: 492222

# CERTIFICATE OF LIABILITY INSURANCE

ACORD

DATE (MM/DD/YYYY): 5/11/2010

PRODUCER (805)238-1818 FAX: (805)238-5234
Ted Hamm Insurance
1503 Park Street St 1

Paso Robles CA 93446

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
Greenbelt Resources Co.
5220 Dry Creek Rd.

Paso Robles CA 93446

| INSURERS AFFORDING COVERAGE | NAIC # |
|---|---|
| INSURER A: Colony Insurance Company | |
| INSURER B: | |
| INSURER C: | |
| INSURER D: | |
| INSURER E: | |

## COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

| INSR LTR | ADD'L INSRD | TYPE OF INSURANCE | POLICY NUMBER | POLICY EFFECTIVE DATE (MM/DD/YYYY) | POLICY EXPIRATION DATE (MM/DD/YYYY) | LIMITS | |
|---|---|---|---|---|---|---|---|
| A | X | GENERAL LIABILITY<br>COMMERCIAL GENERAL LIABILITY<br>CLAIMS MADE / OCCUR<br>GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC | GL951618 | 5/3/2010 | 5/3/2011 | EACH OCCURRENCE | $ 1,000,000 |
| | | | | | | DAMAGE TO RENTED PREMISES (Ea occurrence) | $ 100,000 |
| | | | | | | MED EXP (Any one person) | $ 1,000 |
| | | | | | | PERSONAL & ADV INJURY | $ 1,000,000 |
| | | | | | | GENERAL AGGREGATE | $ 2,000,000 |
| | | | | | | PRODUCTS - COMP/OP AGG | $ 2,000,000 |
| | | AUTOMOBILE LIABILITY<br>ANY AUTO<br>ALL OWNED AUTOS<br>SCHEDULED AUTOS<br>HIRED AUTOS<br>NON-OWNED AUTOS | | | | COMBINED SINGLE LIMIT (Ea accident) | $ |
| | | | | | | BODILY INJURY (Per person) | $ |
| | | | | | | BODILY INJURY (Per accident) | $ |
| | | | | | | PROPERTY DAMAGE (Per accident) | $ |
| | | GARAGE LIABILITY<br>ANY AUTO | | | | AUTO ONLY - EA ACCIDENT | $ |
| | | | | | | OTHER THAN AUTO ONLY: EA ACC | $ |
| | | | | | | AGG | $ |
| | | EXCESS / UMBRELLA LIABILITY<br>OCCUR / CLAIMS MADE<br>DEDUCTIBLE<br>RETENTION $ | | | | EACH OCCURRENCE | $ |
| | | | | | | AGGREGATE | $ |
| | | | | | | | $ |
| | | | | | | | $ |
| | | | | | | | $ |
| | | WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N<br>ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)<br>If yes, describe under SPECIAL PROVISIONS below | | | | WC STATU-TORY LIMITS / OTH-ER | |
| | | | | | | E.L. EACH ACCIDENT | $ |
| | | | | | | E.L. DISEASE - EA EMPLOYEE | $ |
| | | | | | | E.L. DISEASE - POLICY LIMIT | $ |
| | | OTHER | | | | | |

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

## CERTIFICATE HOLDER

Nunno LLC
3461 Dry Creek Road
Paso Robles, CA 93446

## CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
Theodore Hamm/TED

## IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

### DISCLAIMER

This Certificate of Insurance does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

# ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 6/11/2010

PRODUCER (559) 432-0222
DiBuduo & DeFendis Insurance Brokers, LLC
License #0E02096
P.O. Box 5479
Fresno, CA 93755-5479

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
Hank's Welding Service
P.O. Box 1013
Paso Robles, CA 93447-0000

| INSURERS AFFORDING COVERAGE | NAIC # |
|---|---|
| INSURER A: Peerless Insurance Company | |
| INSURER B: Oak River Insurance Company | |
| INSURER C: | |
| INSURER D: | |
| INSURER E: | |

## COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

| INSR LTR | ADD'L INSRD | TYPE OF INSURANCE | POLICY NUMBER | POLICY EFFECTIVE DATE (MM/DD/YY) | POLICY EXPIRATION DATE (MM/DD/YY) | LIMITS | |
|---|---|---|---|---|---|---|---|
| A | X | GENERAL LIABILITY<br>X COMMERCIAL GENERAL LIABILITY<br>CLAIMS MADE X OCCUR<br>GEN'L AGGREGATE LIMIT APPLIES PER:<br>X POLICY PRO-JECT LOC | CBP9514235 | 6/1/2010 | 6/1/2011 | EACH OCCURRENCE | $ 1,000,000 |
| | | | | | | DAMAGE TO RENTED PREMISES (Ea occurence) | $ 100,000 |
| | | | | | | MED EXP (Any one person) | $ 5,000 |
| | | | | | | PERSONAL & ADV INJURY | $ 1,000,000 |
| | | | | | | GENERAL AGGREGATE | $ 2,000,000 |
| | | | | | | PRODUCTS - COMP/OP AGG | $ 2,000,000 |
| A | | AUTOMOBILE LIABILITY<br>X ANY AUTO<br>ALL OWNED AUTOS<br>SCHEDULED AUTOS<br>X HIRED AUTOS<br>X NON-OWNED AUTOS | CBP9514235 | 6/1/2010 | 6/1/2011 | COMBINED SINGLE LIMIT (Ea accident) | $ 1,000,000 |
| | | | | | | BODILY INJURY (Per person) | $ |
| | | | | | | BODILY INJURY (Per accident) | $ |
| | | | | | | PROPERTY DAMAGE (Per accident) | $ |
| | | GARAGE LIABILITY<br>ANY AUTO | | | | AUTO ONLY - EA ACCIDENT | $ |
| | | | | | | OTHER THAN AUTO ONLY: EA ACC | $ |
| | | | | | | AGG | $ |
| | | EXCESS/UMBRELLA LIABILITY<br>OCCUR CLAIMS MADE<br>DEDUCTIBLE<br>RETENTION $ | | | | EACH OCCURRENCE | $ |
| | | | | | | AGGREGATE | $ |
| | | | | | | | $ |
| | | | | | | | $ |
| | | | | | | | $ |
| B | | WORKERS COMPENSATION AND EMPLOYERS' LIABILITY<br>ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?<br>If yes, describe under SPECIAL PROVISIONS below | 2200055921091 | 10/1/2009 | 10/1/2010 | X WC STATU-TORY LIMITS OTH-ER | |
| | | | | | | E.L. EACH ACCIDENT | $ 1,000,000 |
| | | | | | | E.L. DISEASE - EA EMPLOYEE | $ 1,000,000 |
| | | | | | | E.L. DISEASE - POLICY LIMIT | $ 1,000,000 |
| A | | OTHER<br>Employers Liability | CBP9514235 | 6/1/2010 | 6/1/2011 | Per Accident/Aggregate | $1,000,000 |

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

Ten day notice of cancellation for non-payment of premium.

## CERTIFICATE HOLDER

## CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

04/29/2011 U of F ______ GRCO ______ Page 63 of 65

**Bid Addendum**
Bid for D & D System – Cellulosic Ethanol Plant – UF-319
Modifications/Additional comments to original bid submitted
April 29, 2011

---

The items below provide summary details of each of the recently discussed issues for which new considerations have clarified or updated the information provided in the original bid. The following are summaries of conversations between Greenbelt Resources Corporation, Whiting Turner, Ford Bacon & Davis, and the University of Florida and it establishes the agreed upon terms upon which acceptance of the bid is being granted by both parties. References to the items below have been added to pages 11 to 22 of the original bid.

## BA Item 1 - TIMELINE AND PAY SCHEDULE

An updated timeline and revised pay schedule included was provided for inclusion in this final bid package thus replacing the one previously submitted. The final version is dated April 29, 2011.

## BA Item 2 - 3D COMPUTER MODEL (not included)

During our phone discussions it seemed apparent that while all parties agreed that a 3D-Model is desired, it is not necessary. Removing the requirement for the 3D-Computer Model would reduce the budget by $25,000. Thus Line 1 of Exhibit C shall be discounted by $25,000 from $108,540 to $83,540.

## BA Item 3 - ACETIC ACID OUTPUT (and input)

The bid specs indicate that acetic acid may vary from 0-17 lbs per hour, or 0-0.6% of the feed. Almost any significant acetic acid in the feed will create the need for an acid removal column to be included with the processing equipment and the currently-proposed budget allows for that possibility. There may be better ways to remove the acetic acid than at distillation, depending on the origin of the acid. If the bid specs can be changed to supply a feed with no more than 0.2% acetic acid, then the acid removal column can probably be safely eliminated from the design, resulting in an approximately $10,000 savings. Should the end product not include such a column a corresponding discount will be applied at that time.

## BA Item 4 - EQUIPMENT LIST

On the equipment list supplied as part of the original bid package, seven pieces of equipment are listed as to-be-supplied by the "owner". As indicated in the list below, two of those items are now requested as part of Greenbelt supplied equipment. These are:

1. beer well,
2. beer feed pump,
3. beer preheater heat exchanger (by Greenbelt),
4. condensate pump (by Greenbelt),
5. bottoms decanter feed tank,
6. ethanol tank, and
7. ethanol product pump.

Adding inclusion of these two items would increase the budget by $3,000. Thus Line 2 shall be increased by $3,000 from $385,890 to $388,890.

## BA Item 5 - MEMBRANE EFFICACY COMMITMENT

The current bid, as indicated, specifies a system that performs dehydration using a Membrane system. The membrane system is a cutting edge technology successfully deployed previously by Greenbelt technicians as well as by the vendor providing the membrane on several installation locations in the western hemisphere. However, since it is a cutting edge technology and this is the first installation of such a system at this specific size, Greenbelt has committed to providing a D & D system with a comparable tradition molecular sieve system in the event Greenbelt is unable to provide an end product which produces acceptable ethanol output. All costs for replacing the membrane with a molecular sieve system will be paid for by Greenbelt at no additional cost to the University of Florida and Whiting-Turner.

## BA Item 6 - STILLAGE BOTTOMS ALCOHOL CONTENT

The bid specifications indicated an alcohol concentration of 0% in the resulting stillage bottoms, however this is physically impossible with the equipment specified. Because we understood the spec to be an error, our bid is based on a resulting concentration of less than 0.5%. There is equipment that could be added that would remove the alcohol, but as noted that equipment was not specified and is not included Adding such equipment would result in additional cost. Attaining a concentration as low as 0.1% is attainable without additional capital cost to the project nor additional equipment needed, but would likely incur additional operating expense.

## BA Item 7 - FEEDSTOCK COMPOSITION ASSUMPTIONS

Floyd received the feedstock sample from the U of F. The project expectations have been solidified based on the expectation that viscosity and solids contents of the feedstock we will be running are similar to the provided sample.

## BA Item 8 - INTERFACE BETWEEN CLIENT AND SYSTEM PROCESS CONTROLS

To clarify the hand-written annotations indicated in Greenbelt's original bid documents, Greenbelt will provide both the touch screen interface for manual control of the Greenbelt system by a human as well as an electronic interface using a Modbus protocol for the University's Honeywell control system to electronically "control" our system (ie: adjust the general desired output parameters.

UF UNIVERSITY of FLORIDA
The Foundation for The Gator Nation

# Purchase Order

| Date | Purchase Order | Revision No. |
|---|---|---|
| 1/18/2012 | 1200169332 | 0 |

Contact Etta Green
Email ewg@ufl.edu
Phone

## Supplier Information

Supplier Name: Greenbelt Resources Corporation
Address: 3500 Dry Creek Rd Unit 6
Paso Robles, CA 93446 US

## Ship To Information

The University of Florida
Attn: Tony Shrader (813) 477-9082
Room/Area: SHIP TO: One Buckeye Drive
Perry FL 32348
BH GRIFFIN STAD|Gale Lemerand
GAINESVILLE, FL 32611
United States

## Reference and Delivery Information

Quote number
Customer Number
Freight Terms: DES
Destination-Freight Included
Requested Delivery

## Bill To Information

The University of Florida
Attn: Etta Green
PO BOX 115050
GAINESVILLE, FL 32611

| Line No. | Product Description | Catalog No. | Size / Packaging | Unit Price | Quantity | Ext. Price |
|---|---|---|---|---|---|---|
| 1 of 2 | UF-319 ODP D&D System (Engineering and Fabrication Only) per bid | D&D Systme | 1/LO | 493,818.75 USD | 1 LO | 493,818.75 USD |

ADDITIONAL INFO
Contractor Name: The Whiting-Turner Contracting Company
Contractor Email or Fax to send Order: Jeff.McPhaul@Whiting-Turner.com
UOM: 1/LO

| Line No. | Product Description | Catalog No. | Size / Packaging | Unit Price | Quantity | Ext. Price |
|---|---|---|---|---|---|---|
| 2 of 2 | UF-319 ODP D&D System (Engineering and Fabrication Only) per bid | D&D Systme | 1/LO | 611.25 USD | 1 LO | 611.25 USD |

ADDITIONAL INFO
Contractor Name: The Whiting-Turner Contracting Company
Contractor Email or Fax to send Order: Jeff.McPhaul@Whiting-Turner.com
UOM: 1/LO

Terms and Conditions are available at http://www.purchasing.ufl.edu - An Equal Opportunity Institution

Total **494,430.00 USD**

**Attachments for Supplier**
Attachments for supplier
- Greenbelt Quote.PDF (81k)
- Ethanol ODP Purchase... (48k)
- Certificate of Entit... (560k)

| | | | |
|---|---|---|---|
| Header | 001 | UF Phonebook | The University of Florida Electronic Phonebook can be found online at http://phonebook.ufl.edu/. |

| | | |
|---|---|---|
| 11 | Shipping Instructions | Shipping carton must show purchase order number, bldg and room number, name of ordering department, contact person and phone number. |
| 14 | No Advance Payments | Advance payments are not authorized. Payment shall be authorized only after services have been rendered. |
| 15 | Non Performance Right to Terminate | Time is of essence of this order. The University reserves the right to cancel this order or any portion thereof if delivery or performance is not made within the specified time. |
| 19 | Off Loading Arrangements | The item(s) listed in this purchase order provide for installation. By acceptance of this purchase order, the vendor shall be responsible for making the necessary arrangements for off loading. |
| 2 | Certified Insured by Acceptance of PO | By accepting this purchase order, the vendor certifies they have insurance in the amounts and type coverage required by University policies. |
| 25 | UF Not Bound by Other Terms and Conditions | The University of Florida is not bound by special terms and conditions not made a part of this purchase order. |
| 33 | Vendor quote terms do not bind UF | Vendor quote is for pricing purposes only. UF terms and conditions control this order |
| 35 | Owner Direct Purchase | This lot is being purchased through the University of Florida Direct Purchase Program. The purchase of the goods directly by the University in no way relieves the Contractor and/or Subcontractor of their contractual obligations for the quality or correctness of the products being purchased and any shortage or deficiencies in the goods received are the responsibility of said Contractor and/or Subcontractor. Under no circumstances is any delivery to be attempted without first notifying the project superintendent at least 24 hours in advance. By submitting its invoice and accepting this purchase order, the company acknowledges that the referenced goods are being sold to the University in accordance with the University's construction direct purchase policy and represents that an employee or officer of the company or person representing the company is familiar with, or has reviewed, the Florida Department of Revenue's rules regarding tax-exempt sales of tangible personal property to governmental entities. In addition, by submitting its invoice and accepting this purchase order the company is representing that the tangible personal property being sold to the University satisfies the requirements of such rules for tax-exempt sales or, if not, to the extent any sales or use tax is due and payable, such tax has been included in the price of the goods being sold. Lastly, by submitting its invoice and accepting this purchase order the company understands and agrees that if it has miscalculated or failed to include such taxes in the price of the goods, then the company shall promptly notify the University of such a mistake in the calculation of taxes. Please note: Vendors desiring to make changes to the payment terms, type of payment method or update W-9 information can find the appropriate forms online at: http://fa.ufl.edu/uds/vendors.asp. Warranties to be provided as per contract documents. |

PURCHASE ORDER

# THE WHITING-TURNER CONTRACTING CO.

No. 12569-11B
Date 4/26/11

Address Reply to: 5405 West Cypress Street, Suite 109
Tampa, FL 33607

TO Greenbelt Resources Corporation
1601 Southcross Drive West
Burnsville, MN 55306

REMITTANCE ADDRESS, IF DIFFERENT
Same As Above

(HEREIN REFERRED TO AS SELLER)

PROJECT Cellulosic Ethanol Pilot Plant

OWNER University of Florida

SHIP TO UF Ethanol Pilot Plant Jobsite
FL Buckeye Plant c/o Whiting-Turner
Perry, FL 32348

CONTRACT NO 12569-11B

TERMS Net 30

DELIVERY DATE See attached schedule

Via Best Way

F.O.B. Jobsite

The materials to be furnished and/or work to be performed by the Seller shall be as specified and in accordance with Drawings and Specifications prepared by Ford, Bacon & Davis, LLC. Dated 01/29/2010
Entitled Y7275-PE-002 Specification for Distillation & Dehydration System. See Exhibit H for additional project documents.

| QUANTITY | DESCRIPTION | UNIT PRICE | TOTAL |
|---|---|---|---|
| | Please refer to attached Exhibits A, B, C, E, G, H, J, K, L & M.<br><br>THIS SUBCONTRACTOR IS RESPONSIBLE TO COORDINATE ALL PHASES OF THIS WORK WITH WHITING-TURNER, THOUGH THE UNIVERSITY OF FLORIDA IS PURCHASING THIS EQUIPMENT. MORE SPECIFICALLY, ALL SHOP DRAWINGS, SUBMITTALS, FABRICATION, DELIVERY & INSTALLATION SUPERVISION IS TO BE DIRECTLY COORDINATED WITH THE WHITING-TURNER CONTRACTING COMPANY. INVOICES ARE TO BE SENT TO UF, CARE OF WHITING-TURNER FOR APPROVAL AND PROCESSING. TERMS & CONDITIONS SHALL BE AS PER THIS P.O.<br><br>**IMPORTANT:** Read all terms on the back of this Order. Such terms and those set out on the face of the Order, upon acceptance by the Seller, constitute the Agreement between the parties. | | |

SELLER: Greenbelt Resources Corporation

BY: [signature]
SIGNATURE

Darren Eng CEO
PRINTED NAME AND TITLE

DATE: 4/29/11

BUYER: The Whiting-Turner Contracting Company

BY: [signature]
SIGNATURE

Brent A. Voyles, Vice President
PRINTED NAME AND TITLE

DATE: 10-21-11

RETURN COPY INDICATING YOUR ACCEPTANCE

C-011
6/28/19994/29/2011

WT UofF [initials] GRCO [initials]

# University of Florida – Cellulosic Ethanol Pilot Plant
# Exhibit C – Pricing Schedule

## I. BASE PRICE

Having carefully examined and considered the Bid Package provided to us dated 03/16/2010, we hereby submit our price for all work covered by the bid documents. The cost to supply a 100% Payment & Performance Bond should be included in the base bid amount.

**Base Bid** (in words)

Six Hundred Ten Thousand Eight Hundred Forty One Dollars
(see post bid adjustments) XX/100 ($ .00)
(in numbers)

**Base Bid Breakdown**

| Item | Description | Qty | Unit | Amount |
|---|---|---|---|---|
| 1. | Engineering / Shop Drawings | 1 | LS | $ 108,540 |
| 2. | Fabrication | 1 | LS | $ 385,890 |
| 3. | Construction Supervision | 1 | LS | $ 65,495 |
| 4. | Sales Tax | | | See Post Bid Adjustments |
| 5. | Freight | 1 | LS | $ 10,400 |
| 6. | 100% Payment & Performance Bond | 1 | LS | $ 28,516 |
| 7. | Monitoring & Technical Support Service | 1 | LS | $ 12,000 |
| 8. | | | | |
| 9. | | | | |
| 10. | | | | |
| 11. | | | | |
| 12. | | | | |
| 13. | | | | |

**TOTAL BASE BID:** **$ 610,841 .00**

Above quantities are for accounting purpose only. Subcontractor / Vendor is responsible for quantities as indicated on the contract documents.

Initialed by:

Whiting-Turner [initials]
01/10

Subcontractor / Vendor [initials]

Rev.

## University of Florida – Cellulosic Ethanol Pilot Plant
## Exhibit C – Pricing Schedule

**TOTAL BASE BID:** (from previous page) $ 610,841 .00

**Post Bid Adjustments** (To be determined at post bid reviews)

| Item | Description | Amount |
|---|---|---|
| 1. | Post Bid Credit / Add Total | $ -22,000 |
| 2. | Sales Tax (7% of Engineering & Fabrication) | $ 34,610 |
| 3. | | $ .00 |
| 4. | | $ .00 |
| 5. | | $ .00 |

**TOTAL POST BID ADJUSTMENTS:** $ 12,610

**TOTAL CONTRACT VALUE:** **$ 623,451 .00**
(This is the sum of the total base bid + total post bid adjustments)

**II. MISCELLANEOUS**

**A.** ACCEPTANCE PERIOD

All prices quoted are firm if accepted within ninety (90) days from bid date.

**B.** In the event an award is made to us and, through no fault of ours, canceled at any time during performance of this subcontract, we are to be reimbursed for our out-of-pocket costs plus the following mark-up for profit and overhead.

Percentage: Field Labor * % Material * %

***Reference ~~Exhibit F~~**

**C.** SALES TAX

This project is NOT tax exempt. All applicable taxes are to be included in base bid amount.

WHITING-TURNER

# Subcontract Supplement

Detailed, Grouped by Each Number

**UF Cellulosic Ethanol Pilot Plant**
1 Buckeye Drive
Perry, FL 32348

**Project # 12569**
Tel: 813-287-9700 Fax: 813-287-9722

**The Whiting-Turner Contracting Company**

**Date: 3/20/2012**
**To Subcontractor/Vendor:**
Greenbelt Resources Corporation
3500 Dry Creek Road
Paso Robles, CA 93446

**Architect's Project No:** Y7275
**Contract Date:**
**Contract Number: 12569-11B**
**Change Order Number: 001**

**The Contract is hereby revised by the following items:**

Change Order #001

| CRA | Item # | Description | Amount |
|---|---|---|---|
| 080 | 001 | D & D Sytem ODP | (529,040) |

| | |
|---|---|
| The original Contract Value was | 623,451 |
| Sum of changes by prior Subcontract Change Orders | 0 |
| The Contract Value prior to this Subcontract Change Order was | 623,451 |
| The Contract Value will be changed by this Subcontract Change Order in the amount of | (529,040) |
| The new Contract Value including this Subcontract Change Order will be | 94,411 |
| The Contract duration will be changed by | 0 Days |
| The revised Substantial Completion date as of this Subcontract Change Order is | |

The Whiting-Turner Contracting Company
CONTRACTOR
4300 West Cypress Street
Suite 1045
Tampa, FL 33607
Address
By Brent Voyles
SIGNATURE
DATE

Greenbelt Resources Corporation
SUBCONTRACTOR/VENDOR
3500 Dry Creek Road
Paso Robles, CA 93446
Address
By Darren Eng
SIGNATURE
DATE